Exhibit 10.14

CITY OF PHOENIX AVIATION DEPARTMENT

UNSUBORDINATED GROUND LEASE AND OPTION TO LEASE

ADDITIONAL LAND

NO. 154206--0

Between

CITY OF PHOENIX,

an Arizona municipal corporation,

Landlord,

and

DVT HANGARS LLC,

a Delaware limited liability company,

Tenant,

at Phoenix Deer Valley Airport

EXHIBIT A-1 Site Map of the Premises (Phase 1 and Fuel Farm)

EXHIBIT A-2 Site Map of Phase 2 Parcel (Lease Option)

EXHIBIT B-1 Legal Description – Premises (Phase 1 & Fuel Farm)

EXHIBIT B-2 Legal Description – Phase 2 Parcel (Lease Option)

EXHIBIT C-1 Irrevocable Letter of Credit form

EXHIBIT C-2 Cash Deposit for Performance Guarantee Form

EXHIBIT D    Insurance Requirements

EXHIBIT E     Landlord-Approved Form of Sublease

EXHIBIT F     Supplemental Terms and Conditions to All Airport Agreements

EXHIBIT G    Compliance with Environmental Laws

EXHIBIT H    Memorandum of Lease

EXHIBIT I      Site Map of First Refusal Right Parcel (Police Land)

Exhibit J          Legal Description of First Refusal Right Parcel (Police Land)

CITY OF PHOENIX AVIATION DEPARTMENT

UNSUBORDINATED GROUND LEASE NO. ____________

This Unsubordinated Ground Lease (Lease) is made and entered into by and between the City of Phoenix, an Arizona municipal corporation (Landlord), and DVT Hangars LLC, a Delaware limited liability company, as successor in interest to Sky Harbour Deer Valley Airport, LLC, a Delaware limited liability company (Tenant). Landlord and Tenant are collectively referred to herein as the “Parties” and individually as a “Party.” This Lease is effective when signed by Landlord (Effective Date).

RECITALS

A.         Landlord owns and operates Phoenix Deer Valley Airport (Airport) located at 702 West Deer Valley Road in Phoenix, Arizona.

B.         Tenant desires to lease from Landlord certain real property located at the Airport to construct an executive hangar complex to store aircraft and associated office space and to sublease the hangars to third parties.

C.         On April 3, 2019, the Phoenix City Council adopted Ordinance S-45535, which authorized the City Manager to enter an unsubordinated ground lease with Tenant.

AGREEMENT

THEREFORE, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

For purposes of this Lease, the following words and terms have the following meanings:

A.          Applicable Law means all federal, state, and local statutes, rules, regulations, and ordinances that apply to this Lease, the Premises (defined in Article 2.1), Tenant’s use or occupancy of the Premises, and the Airport, including all future amendments, supplements, and revisions to those laws. Applicable Laws also includes all covenants, restrictions, easements, and agreements related to the Premises and the Airport, and all applicable Airport Rules and Regulations, Aviation Department Minimum Standards Rules and Regulations 02-01 to 02-12, and Chapter 4 of the Phoenix City Code. Applicable Laws also includes all present and future City of Phoenix building restrictions and regulations, zoning laws, ordinances, resolutions, and regulations, and all present and future ordinances, laws, regulations, and orders of all boards, bureaus, commissions, and bodies of any municipal, county, state, or federal authority now or hereafter having jurisdiction over Tenant or the Premises.

B.          Days means calendar days.

C.         FAA means the Federal Aviation Administration and any successor agency.

D.         Improvement means all buildings, structures, and other fixtures on the Premises on the Effective Date of this Lease.

E.         Tenant Improvement means the hangars, office space, fuel farm, and other buildings, structures, and fixtures that Tenant constructs or installs on the Premises and, if Tenant exercises the Lease Option, on the Phase 2 Parcel. Tenant Improvement includes any extensive alteration of an Improvement or Tenant Improvement but does not include Trade Fixtures. If a dispute arises as to what is or is not a Tenant Improvement, then Landlord’s decision resolving the dispute will be final and nonappealable.

F.         Tenant Improvement Process means the process that requires Tenant to submit to Landlord for review and approval all plans and specifications for any Tenant Improvement that Tenant intends to construct or install on the Premises. The Tenant Improvement Process is described in the Aviation Department’s Tenant Improvement Handbook, as it may be amended from time to time, and as further described in Article 18, Tenant Improvements. The Tenant Improvement Handbook is available at https://www.skyharbor.com/docs/default-source/default-document-library/ti-handbook-(1).pdf?sfvrsn=2 .

G.         Trade Fixture means equipment and other items of personal property that Tenant affixes to the Premises that appear to be part of the Premises but are deemed by Landlord and Tenant to be Tenant’s personal property. If a dispute arises as to what is or is not a Trade Fixture, then Landlord’s decision resolving the dispute will be final and nonappealable.

H.         Year means a twelve- (12) month period beginning on the Effective Date and each successive anniversary thereof.

ARTICLE 2 – THE PREMISES, ITS USE, OPTION TO LEASE PHASE 2

PARCEL, AND FIRST RIGHT OF REFUSAL (POLICE LAND)

2.1         Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 384,474 square feet (SF) of unimproved real property (Premises) located at the Airport. The Premises consist of Phase 1 of Tenant’s proposed aircraft-hangar development plus Tenant’s proposed fuel farm. Tenant’s aircraft-hangar development (Development) consists of two phases to be built on two parcels: the Premises (Phase 1, which includes the fuel farm) and the Phase 2 parcel, consisting of 288,152 SF (Phase 2 Parcel). Subject to the conditions set forth in this Lease, Landlord hereby grants to Tenant an option to lease the Phase 2 Parcel (Lease Option). The dates by no later than which the Phase 1 and Phase 2 Tenant Improvements must be fully and finally developed, designed, and constructed are set forth in Article 4. The date by which the Lease Option must be exercised and other Lease Option terms and conditions are set forth in Article 2.18. An Aerial Map of the Premises, depicting Phase 1 and the fuel farm, is attached as Exhibit A-1. An Aerial Map depicting the Phase 2 Parcel is attached as Exhibit A-2. Landlord, at its expense, has engaged a licensed surveyor to prepare metes-and-bounds descriptions of the Premises and Phase 2 Parcel, and Landlord has provided a complete copy of the survey to Tenant. The Legal Descriptions of the Premises and Phase 2 Parcel are set forth in Exhibits B-1 and B-2. The Premises include all Tenant Improvements on the Premises on the date a certificate of occupancy is issued. If Tenant properly exercises the Lease Option, then the term “Premises” in this Lease will be deemed amended to include the Phase 2 Parcel and all Phase 2 Tenant Improvements constructed on the real estate.

2.2         Use. Tenant shall comply with all of the following:

A.         Tenant shall use the Premises solely for: (1) constructing, operating, repairing, and maintaining the Tenant Improvements, including the fuel farm; (2) subleasing the hangars to aeronautical operators and approved service providers; (3) storing aircraft in the hangars; (4) occupying the office space; (5) parking the personal vehicles of Tenant and its officers, managers, employees, contractors, guests, invitees, and subtenants, and for no other use or purpose whatsoever. The storage of aircraft used only for corporate travel or other business use by Tenant or subtenants constitutes an approved commercial use of the Premises, subject to Tenant applying for and obtaining an appropriate Specialized Aviation Service Operator’s (SASO) permit. Tenant shall not store anything (other than airplanes and items customarily used in the foregoing uses) on or around the Premises. Any other commercial activity on the Premises is prohibited without Landlord’s prior written approval, which may not be unreasonably withheld, conditioned, or delayed. If another commercial activity is allowed by Landlord, the commercial activity will be subject to Tenant’s compliance with, and payment of any fees required by, the Deer Valley Minimum Standards and Rules and Regulations.

B         Tenant shall comply with all Applicable Laws. Tenant acknowledges the applicability of the regulations of the FAA and Environmental Protection Agency (EPA).

C.         Tenant shall use the Premises in a manner that does not unreasonably interfere with or disturb any other person’s use or occupancy of the Airport.

D.         Tenant shall use the Premises in a manner that does not unreasonably interfere with or disturb Landlord’s use, operation, or maintenance of the Airport, including the effectiveness or accessibility of drains, sewers, utilities, communications, fire protection, radar, radio, or other systems at the Airport.

2.3         Condition of Premises and Absence of Warranties. Tenant accepts the Premises in AS IS, WHERE IS condition on the Effective Date. Landlord makes no representation or warranty that the Premises are fit or suitable for any particular use or purpose.

A.         Promptly following Lease execution by the Parties, Tenant shall examine title to the Premises and to the Phase 2 Parcel. If the title examination discloses a condition that materially and adversely affects Tenant’s ability to construct and operate the Tenant Improvements, then Tenant may rescind this Lease without further obligation or liability to Landlord and without Landlord’s further obligation or liability to Tenant. Except as otherwise provided in this Article, Tenant acknowledges that it entered into this Lease after a full and complete examination of the use, ownership, environmental, and other conditions of the Premises. Tenant accepts the Premises in its present condition without any representation or warranty, express or implied, in fact or by law, by Landlord and without recourse against Landlord as to the title thereto; the nature, condition, or usability thereof; or the use or uses to which the Premises or any part thereof may be put.

B.         Landlord is not required to furnish any services or facilities to the Premises, to make any repairs or alterations in or to the Premises, or to provide any off-site improvements, such as utilities or paving. Landlord is not required to furnish any access to the Premises other than the access that exists on the Effective Date and the public access that Landlord is required to provide consistent with Landlord’s obligations under its federal airport grant funding. Tenant assumes sole responsibility for the condition, construction, operation, repair, demolition, replacement, maintenance, and management of the Premises, including the performance of all burdens running with the land.

2.4         General Privileges. The Airport includes all landing area appurtenances, including approach areas, runways, taxiways, aprons, aircraft and automobile parking areas, sidewalks, roadways, and navigational aids, lighting facilities, and other public facilities, in accordance with the Airport’s Airport Layout Plan approved by the Federal Aviation Administration. Tenant has non-exclusive access to these areas (in accordance with the Airport’s Rules and Regulations and subject to the Airport’s published rates and charges) and to the ramp area near the Premises. Tenant may enter, exit, and use the Airport to the same extent as the general public, and Landlord shall provide Tenant with aircraft access to runways. Notwithstanding the foregoing, Tenant shall maintain the taxi lane located within the Premises, as depicted in Exhibit A-1 (Development Taxi Lane), in accordance with Article 21.

2.5         Modifications of Privileges. To comply with rules or regulations imposed by the Federal Aviation Administration, the Transportation Security Administration, or any other federal or state agency with jurisdiction, Landlord at any time may modify the Premises’ use and general privileges described in this Article upon reasonable prior notice to Tenant. Landlord will endeavor to implement modifications in the least intrusive manner required to comply with the foregoing governmental requirements. If a federal or state agency with jurisdiction orders a temporary change to the Premises or its use, and the change would prohibit Tenant from accessing and using the Premises for five days or more, then Net Rent will be reduced proportionately. If a federal or state agency with jurisdiction orders a reduction of the Premises’ area, and the reduction would prohibit Tenant from accessing and using part of the Premises for the duration of the Lease, then this action will be deemed a taking and addressed under Article 20. If a dispute arises concerning the uses or activities authorized on the Premises, then Landlord’s reasonable decision resolving the dispute will be final and nonappealable. Landlord will give Tenant at least ten (10) days prior notice if Landlord needs access to the Premises, or any part thereof, to make any modification to the Premises. Tenant shall not unreasonably obstruct or interfere with Landlord’s access to or work on the Premises.

2.6         Prohibited Activities. Tenant and its trustees, owners, officers, directors, managers, agents, employees, contractors, guests, invitees, and subtenants shall not engage in any unauthorized activity on the Premises without Landlord’s prior written approval, including any of the following: (A) advertising or placing signage on the Premises, except as authorized under Article 15, Signage, (B) storing surplus or non-airworthy aircraft, except aircraft that are currently undergoing required maintenance for airworthiness, (C) storing or parking vehicles, furniture, and other non-aeronautical items other than that used to support aeronautical activities, and (D) parking or staging any type of material or equipment other than that used to support aeronautical activities.

2.7         Vehicle Parking. Tenant shall park all vehicles related to the Premises in parking areas designated in the development plan approved by Landlord. Tenant shall not park or locate any vehicle on any ramp area of the Airport, except for the limited purpose of loading or unloading the vehicle—and then only for a reasonable time to load or unload. Tenant has no right to reserved parking at the Airport.

2.8         Aircraft Parking. Tenant shall require that all Subtenant aircraft on the Premises agree to not obstruct any Airport taxiway or taxilane.

2.9         Utility Licenses. Upon at least thirty (30) days’ prior notice thereof to Tenant, Landlord may grant any license upon, over, across, and under the Premises where utilities are or will be installed, but only if it is not commercially reasonable to install the utilities on other parts of the Airport and only if the license does not unreasonably interfere with Tenant’s use or occupancy of the Premises. Any such license may grant to the utility the right to enter, exit, occupy, and use the Premises for the purpose of installing, maintaining, repairing, servicing, enlarging, extending, modernizing, and upgrading any utility on the Airport. If a utility performs work that would temporarily prohibit Tenant or its subtenants from accessing and using the Premises for five days or more, then Net Rent will be reduced proportionately. If a utility performs work that would reduce the Premises’ area for the duration of the Lease, then this action will be deemed a taking and addressed under Article 20. As used herein, "utility" includes electricity, natural gas, water, sanitary sewers, telephone, cable television, and other facilities of general use and benefit commonly regarded as utilities.

2.10         Reference to Licenses Not Required. Any license granted under or reserved in this Lease is appurtenant to and shall pass with Tenant’s leasehold interest in the Premises, whether or not specifically referred to in any instrument granting or conveying the leasehold interest.

2.11         Waste. Tenant and its trustees, owners, officers, directors, managers, agents, employees, contractors, guests, invitees, and subtenants shall not cause or allow others to cause waste or damage to the Premises or the Airport. As used in this Article, “waste” means any destruction, misuse, neglect, unapproved alteration, or damage to the Premises that injures or prejudices Landlord’s estate or interest in the Premises.

2.12         Limitation on Use. Tenant may use the Premises only as provided in this Lease and for no other use or purpose whatsoever without Landlord’s prior written approval. Tenant may use the Premises as provided in this Lease, and these uses will not violate any of the restrictive covenants in Article 2.15.

2.13         Avigation Easement. Landlord hereby reserves to itself, its successors and assigns, and the general public an assignable easement and right-of-way for the following, which Tenant may also use:

A.         For the free and unobstructed right to use the Airspace for Aircraft Operations, as that term is defined below;

B.         To cause noise and other negative impacts in the Airspace related to Aircraft Operations, including the imposition of light, smoke, dust, noise, sleep loss, air currents, electronic and other emissions, vibrations, discomfort, inconvenience, and interference with the use and quiet enjoyment of the Premises; and

C.         To operate any aircraft in, though, across, and about the Airspace, including aircraft landing at, taking off from, and maneuvering about the Airport.

As used in this Article, “Airport Operations” means any and all existing and future activities that are inherent in the operation of the Airport and Aircraft using the Airport, including landing at, taking off from, and maneuvering about the Airport, and “Airspace” means the airspace above and within the boundaries of the Airport beginning at 100 feet above the surface of the ground.

2.14         Right to Enforce Avigation Easement. If Tenant hinders or violates any avigation easement right under this Article, then Landlord may enter, exit, and occupy the Premises for as long as necessary to do any or all the following:

A.         Enforce these avigation easement rights at Tenant’s expense.

B.          Install, maintain, and repair one or more permanent markers, beacons, or lights related to Aircraft Operations at the Airport.

C.         Eliminate or abate the source of any interference with radio communications between the Airport and any aircraft or with radar operations at the Airport or by any aircraft.

D.         Eliminate or abate any condition or object that interferes with Airport Operations or that may constitute a hazard to any aircraft or the Airport.

E.         Remove any obstacle or abate any condition from and to keep the Airspace free of any obstructions of any kind.

Landlord shall give Tenant at least five (5) days’ prior notice of Landlord’s intent to remove any obstruction in the Airspace. Tenant’s use of the Premises shall not unreasonably interfere with the avigation easement rights granted by this Article.

2.15         Restrictive Covenants. Tenant shall comply with the following restrictive covenants:

A.         Tenant shall keep the Airspace free and clear of all objects of any kind or nature, including buildings, trees, towers, tethered objects, smoke, unmanned aircraft systems of any size or drones, and other things (other than using the Airspace in connection with Tenant’s aircraft).

B.         Tenant shall not construct, cause, or allow any object of any kind or nature to be located in the Airspace.

C.         Tenant shall not use or allow others to use the Premises in any manner that unreasonably obstructs or interferes with Landlord’s or the public’s rights under this avigation easement.

D.         Tenant shall not install, cause, or allow any device to be located on the Premises that causes, any electrical or electronic interference with radio communications or radar operations between the Airport and any aircraft.

E.         Tenant shall not use the Premises in any manner that impairs the visibility of the Airport or endangers aircraft taking off from, landing at, or maneuvering about the Airport, including objects that reflect light, spotlights, and laser lights.

F.         Tenant shall not use the Premises in any manner that unreasonably interferes with Airport operations or that constitutes a hazard to the Airport or any aircraft. Tenant shall not create or maintain landfills (or refuse piles), water retention ponds, wetlands, or any condition or undertake any activity that may attract birds.

G.         Tenant shall not use the Premises in any manner that violates the terms of this Lease, unreasonably interferes with Airport operations (including causing glint or glare), or makes it difficult for pilots to identify or land at the Airport.

H.          When applicable, Tenant shall submit to the FAA an FAA 7460-1 – Notice of Proposed Construction or Alteration.

2.16         Release. Tenant hereby releases Landlord from all claims, losses, liabilities, and expenses (collectively, Losses) that Tenant has now or may have in the future arising from the burdens imposed upon the Premises and Tenant by this avigation easement, including noise and other negative impacts. Tenant hereby waives the right to sue Landlord for damages suffered in connection with Losses and covenants not to attempt to enjoin the burdens imposed upon the Premises and Tenant by this avigation easement. Tenant hereby waives the right to object to, enjoin, or interfere with any Aircraft Operations in the Airspace and waives any claim for any diminution in the value of the Tenant Improvements resulting from this avigation easement or Airport Operations.

2.17         First Right of Refusal to Lease Additional Land. Subject to the conditions set forth in this Article 2.17, Landlord hereby grants to Tenant a first right of refusal to lease certain real estate (First Refusal Right) now known as the “Phoenix Police Department Air Support Unit” (Police Land), which First Refusal Right must be exercised (if at all) in writing within five years from the date that the Phoenix Police Department vacates the Police Land (predicted to be approximately two years from the Lease’s Effective Date) (First Refusal Period). The Police Land is depicted in Exhibit I, and its legal description is set forth in Exhibit J. This First Refusal Right is conditioned on the following terms.

A.    This First Refusal Right requires Landlord to offer to lease the Police Land to Tenant on the same terms and conditions as a bona fide offer on the Police Land made by an independent third person unrelated to Tenant during the First Refusal Period.

B.    The First Refusal Right must be exercised in writing during the First Refusal Period, and time is of the essence. If Tenant properly exercises the First Refusal Right before the Phoenix Police Department has vacated the Police Land, then the Parties may begin performing the due diligence contemplated in this Article 2.17. But neither Party will have any duty or obligation to the other under this Lease as a consequence of Tenant exercising the First Refusal Right until the Phoenix Police Department vacates the Police Land.

C.    Tenant may not exercise the First Refusal Right if at the time Tenant would exercise the First Refusal Right, Tenant is in default of any Lease provision. Tenant’s exercise of the First Refusal Right does not affect any of Tenant’s Lease obligations, all of which will remain in full force and effect. If Tenant does not exercise the First Refusal Right within the First Refusal Period, then Tenant shall deliver an executed First Refusal Right Waiver to Landlord in a form reasonably acceptable to the Parties.

D.    The First Refusal Right applies only to the unimproved real estate. The existing Phoenix Police Department Air Support Group buildings and all other improvements must be demolished within a reasonable time after Tenant exercises the First Refusal Right or within a reasonable time after the Phoenix Police Department vacates the Police Land, whichever is later.

E.    After Tenant properly exercises the First Refusal Right, the Parties shall conduct an environmental site assessment of the Police Land in the same manner as set forth in this Lease. If Tenant accepts the Police Land in its then-existing condition, the Parties shall amend this Lease to include the Police Land.

F.    The formal Lease amendment must address all other required changes to the Lease, including (among others) the increase of Net Rent attributable to Tenant’s exercise of the First Refusal Right. The amendment is subject to formal approval by the Phoenix City Council.

2.18         Lease Option. The Lease Option granted in Article 2.1 must be exercised (if at all) within four years from the Lease’s Effective Date (Lease Option Period). The Lease Option is conditioned on the following terms.

A.         The Lease Option must be exercised in writing during the Lease Option Period, and time is of the essence. When Tenant properly exercises the Lease Option, the Parties shall begin performing the due diligence contemplated in this Article 2.18.

B.         Tenant may not exercise the Lease Option if at the time Tenant would exercise the Lease Option, Tenant is in default of any provision of this Lease. Tenant’s exercise of the Lease Option does not affect any of Tenant’s Lease obligations, all of which will remain in full force and effect. If Tenant does not exercise the Lease Option within the time provided under this Article 2.18, then Tenant shall deliver an executed Lease Option Waiver to Landlord in a form reasonably acceptable to the Parties.

C.         Tenant shall pay Landlord the lump sum of $40,341 on the Lease’s Effective Date as compensation for the first year of the Lease Option Period. On each anniversary of the Effective Date until the Lease Option expires, unless the Lease Option has been exercised earlier, Tenant shall pay Landlord $77,801 for each succeeding year of the Lease Option Period. The Lease Option compensation must be paid in a lump sum and may not be paid in equal installments similar to Net Rent under Article 6.2.

D.         If Tenant properly exercises the Lease Option, the Parties shall conduct an environmental site assessment of the Phase 2 Parcel in the same manner as set forth in this Lease. The Parties may exercise all rights arising out of or relating to the environmental assessment in the same manner and to the same extent as the rights applicable to the original Premises’ environmental assessment.

E.         If, in consequence of the environmental site assessment, Tenant accepts the Phase 2 Parcel in its then-existing condition, this Lease will be deemed amended to include the Phase 2 Parcel, and the Net Rent will be deemed increased by the product of (1) the then applicable lease rate per square foot (the original lease rate as adjusted under Article 6.7 to reflect the passage of time from the Lease’s Effective Date to the date the Lease Option has been exercised) multiplied by (2) the area of the Phase 2 Parcel set forth in Article 2.1. The Parties shall then execute a memorandum of rent change to memorialize that the Net Rent has been revised due to Tenant’s exercise of the Lease Option.

ARTICLE 3 – RIGHT OF ENTRY RESERVED

3.1         Inspections. At any time between 7:00 a.m. and 7:00 p.m. Phoenix time and after giving Tenant at least twenty-four (24) hours’ prior written notice, Landlord may enter the Premises, and any part thereof, to observe Tenant’s performance under this Lease; service, post, or keep posted notices required by any Applicable Law; and post notices that Landlord reasonably deems necessary or appropriate.

3.2         Breach. Provided Landlord has given notice of default to Tenant and Tenant has not cured its default within the time provided by Article 16, Landlord may enter the Premises at any time and without further notice to cure the default or breach of this Lease by Tenant.

3.3         Emergency. Landlord may enter the Premises at any time and without prior notice to respond to any matter that Landlord reasonably deems to pose an imminent threat of: (1) injury to or death of any person, (2) material damage to property, or (3) the violation of any law or regulation (each, an “Emergency”).

3.4         Police Power. Nothing in this Lease limits or may be construed to limit the exercise of Landlord’s police power.

ARTICLE 4 – TERM

4.1         Term. This Lease’s term is forty (40) years (Term) unless the Lease is terminated earlier in accordance with the Lease’s terms and conditions. The Term will commence, and the obligation to pay Net Rent (defined in Article 6) will begin, on the date a certificate of occupancy for the Phase 1 Tenant Improvements has been issued or twelve (12) months after the Effective Date, whichever occurs first. This Lease does not contain an option to renew or extend the Term.

4.2         Construction Period. Tenant shall diligently prosecute and complete construction of: (1) Phase 1 Tenant Improvements within twelve (12) months after receiving all required Phase 1 permits and approvals, and (2) Phase 2 Tenant Improvements within twelve (12) months after receiving all Phase 2 permits and approvals, but in no event later than sixty (60) months after the Effective Date (Construction Period), unless Landlord extends the Construction Period for delays beyond Tenant’s control and without its fault. Commencing no later than the Effective Date, Tenant shall diligently pursue the Phase 1 permits and approvals. Construction of the respective Phase 1 and Phase 2 Tenant Improvements will be deemed complete when a separate certificate of occupancy is issued for each phase. Tenant’s failure to complete construction of the Phase 1 and Phase 2 Tenant Improvements within the Construction Period constitutes a material breach of this Lease if the failure continues for more than thirty (30) days after notice to Tenant, unless Tenant diligently and in good faith proceeds to construct and complete the Tenant Improvements.

4.3         Surrender of Possession. Upon the expiration or termination of this Lease, Tenant’s right to occupy the Premises shall cease and Tenant shall immediately and peaceably vacate and surrender possession of the Premises to Landlord in a broom-clean condition free of damage. Reasonable wear and tear is not considered damage. The provisions of this Article shall survive the expiration or termination of this Lease.

4.4         Landlord Right to Possession. Nothing in this Lease gives or may be construed to give Tenant any right to holdover after this Lease expires or is terminated. Landlord may exercise all rights and remedies available at law and in equity to recover possession of the Premises during a holdover period, including a self-help re-entry and lockout. Tenant shall reimburse Landlord for all actual, out-of-pocket attorney fees, court costs, and other expenses incurred by Landlord in recovering possession of the Premises.

4.5         Wrongful Holdover. If Tenant continues to occupy the Premises after the expiration or termination of this Lease without Landlord’s prior written approval, then Tenant shall be deemed a trespasser and Tenant shall pay, for as long as Tenant holds possession, an occupancy fee equal to 200% of the then monthly Net Rent, but in no event less than the Net Rent in effect when this Lease expired or was terminated. During the wrongful holdover period, Tenant is bound by and shall comply with all other provisions of this Lease. A wrongful holdover does not create and may not be construed to create a month-to-month tenancy or any other leasehold estate or interest in the Premises.

4.6         Permissive Holdover. If Tenant continues to occupy the Premises after the expiration or termination of this Lease with Landlord’s prior written approval, then Tenant’s occupancy shall be deemed a tenancy from month-to-month and Tenant shall pay monthly Net Rent and Additional Payments in effect when this Lease expired or was terminated. During the permissive holdover period, Tenant is bound by and shall comply with all other provisions of this Lease.

ARTICLE 5 – LANDLORD RIGHT TO RECLAIM

5.1         Right to Reclaim.

A.         If Landlord acting reasonably or if any federal or state agency determines that termination of the Lease is necessary for the safe or efficient operation of the Airport or to preserve the public health or safety , then Landlord may terminate this Lease and recover possession of the Premises without penalty, cost, or liability to Tenant. Tenant shall vacate and abandon the Premises within twelve (12) months after receipt of notice from Landlord terminating this Lease under this Article.

B.         Landlord, in its unrestricted discretion, reserves the right to, and may, further expand and develop the Airport as it sees fit, provided that the development does not materially and adversely affect Tenant’s use of the Premises or Tenant’s rights under this Lease. Nothing in this Article prevents Tenant from participating in the public process associated with airport planning. If Landlord reasonably determines that termination is necessary for future expansion or development of the Airport in accordance with the Airport’s Master Plan, then Landlord may terminate this Lease and recover possession of the Premises. Tenant shall vacate the Premises within twelve (12) months after receipt of notice from Landlord terminating this Lease. Landlord’s decision to terminate this Lease is final and non-appealable.

5.2         Reimbursement of Unamortized Investment. If this Lease is terminated under Article 5.1 above, then Landlord shall reimburse Tenant for its unamortized, actual investment in the Tenant Improvements as of the termination date. Notwithstanding the previous sentence, the reimbursement may not exceed $15,300,000 for Phase 1 of the Development, and Tenant’s remaining unamortized investment must be calculated in accordance with a thirty (30)-year straight-line depreciation schedule. If this Lease is terminated under Article 5.1 after Tenant has exercised the Lease Option and after Tenant has constructed all of the Phase 2 Tenant Improvements to complete the Development, then Landlord shall also reimburse Tenant for its unamortized, actual investment in the Phase 2 Tenant Improvements as of the termination date. Notwithstanding the previous sentence, the reimbursement may not exceed $14,600,000 for Phase 2 of the Development, and Tenant’s remaining unamortized investment must be calculated in accordance with a thirty (30)-year straight-line depreciation schedule. To receive the reimbursement, Tenant shall submit to Landlord complete documentation showing the actual costs incurred by Tenant to construct the Phase 1 (and, if built, the Phase 2) Tenant Improvements and the Development as-built drawings, together with all of Tenant’s accounting documents requested by Landlord to establish depreciation and the unamortized-investment calculations.

ARTICLE 6 – NET RENT

6.1         Net Rent. Commencing on the date that is twelve (12) months after the Effective Date or on the date when Tenant substantially completes the Phase 1 Tenant Improvements, whichever occurs first, Tenant shall pay to Landlord net annual rent (Phase 1 Net Rent) in the amount of $207,616 (384,474 SF @ $0.54/SF) for the first Year. If Tenant exercises the Lease Option, then commencing on the date that is sixty (60) months after the Effective Date or on the date when Tenant completes the Phase 2 Tenant Improvements, whichever occurs first, Tenant shall also pay to Landlord net annual rent (Phase 2 Net Rent) in the amount set forth in Article 2.18 for the first Year. After Tenant is obligated to pay Phase 2 Net Rent, Tenant shall pay to Landlord combined net annual rent for both Phases 1 and 2 (Combined Net Rent) in the amount of Phase 1 Net Rent as adjusted under this Article 6 through the date that Phase 2 Net Rent commences plus Phase 2 Net Rent in accordance with Article 2.18. In this Lease, the term “Net Rent” means Phase 1 Net Rent, Phase 2 Net Rent, or Combined Net Rent, whichever rent Tenant is obligated to pay at the time. Net Rent will be adjusted according to any change in the square footage of the Premises as determined in accordance with Article 2.1.

6.2         Monthly Installments. Tenant shall pay Net Rent to Landlord in twelve (12) equal monthly installments during any twelve (12) month period without notice or demand on the first day of each month during the Term of this Lease. If the Term starts on a day other than the first day of the month, then the first installment shall be prorated to the end of that month. Tenant shall pay each installment by a business check to:

City of Phoenix

Aviation Department

P.O. Box 29110

Phoenix, AZ 85038-9110

If Tenant defaults in paying monthly installments of Net Rent more than three (3) times, Landlord may, from time to time, require Tenant to pay Net Rent in another form, such as cash, cashier’s check, or certified check.

6.3         Unencumbered Net Rent. Except as otherwise provided in this Article, Tenant shall pay Net Rent and Additional Payments (as that term is defined below) to Landlord without notice or demand and free of any claim, assessment, imposition, offset, or deduction of any kind whatsoever. Tenant shall pay all costs, expenses, and obligations related to the maintenance, security, and operation of the Premises, including the costs of construction, alterations, repairs, and replacements, that become due during the Term, and Tenant shall defend, indemnify, and hold harmless Landlord from and against such costs, expenses, and obligations.

6.4         Triple Net Lease. This is a triple net Lease to Landlord. Tenant shall pay all expenses related to the Premises, including taxes, insurance, utilities, maintenance, repairs, and custodial expenses. Tenant shall pay all expenses directly to the supplier that furnished the service.

6.5         Additional Payments. Additional Payments means all of the following:

A.         All fines, penalties, interest, and costs that become due or are imposed by operation of law for the nonpayment of Net Rent or other charges.

B.         All sums, impositions, costs, expenses, and other payments and all taxes, including leasehold tax; sales tax; transaction privilege tax; taxes on Net Rent, this Lease, or Tenant’s occupancy of the Premises; use taxes; government property lease excise tax; all federal, state, and local taxes; real and personal property taxes; and business taxes that are now or may hereafter be levied on the Premises, Tenant, Tenant’s interest in this Lease, Landlord’s interest in the Premises, Tenant’s use or occupancy of the Premises, and Tenant’s Trade Fixtures and other personal property used in connection with the Premises, but specifically excluding the Excluded Taxes defined in Article 7.1.

C.         All assessments, special assessments, and water and sewer rents; all rates and charges; charges for public utilities; excise, levy, license, and permit fees; and other expenses incurred by Landlord on Tenant’s behalf.

D.         All governmental or quasi-governmental charges, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of any kind and nature whatsoever that are assessed, levied, confirmed, imposed upon, or become due and payable arising out of or with respect to, or becomes a lien on, the Premises or any appurtenance thereto, including any use or occupation of the Premises and franchises as may be appurtenant to the use of the Premises, whether or not such charge is levied, charged, or assessed on Landlord or Tenant, provided that:

1.         If any Additional Payment may, at Tenant’s option, be paid in installments, then Tenant may exercise the option to pay the Additional Payment and any accrued interest thereon in installments. Tenant shall pay the installments as they become due and before any fine, penalty, further interest, or cost is assessed.

2.         Additional Payments, including those that have been converted into installment payments as provided above, relating to a fiscal period of the taxing authority, a part of which period is included within the Term and a part of which is included in the period of time after the expiration or termination of this Lease, shall, whether or not the Additional Payment is assessed, levied, confirmed, imposed upon, or becomes a lien upon the Premises, or becomes payable during the Term, be adjusted between Landlord and Tenant as of the expiration or termination of this Lease so that Tenant shall pay that portion of the Additional Payment attributable to the tenancy period and Landlord shall pay the remainder.

E.         Tenant may contest the validity or amount of any Additional Payment, in which event Tenant may defer the payment thereof during the pendency of the contest; provided that, upon request by Landlord after the Additional Payment became due, Tenant shall deposit with Landlord an amount sufficient to pay the contested item together with interest and penalties thereon. The amount shall be determined by Landlord and shall be applied to the payment of the item when the amount is finally fixed and determined to be valid. Tenant shall not allow anything to remain unpaid for a length of time that causes the Premises, any part thereof, to be sold or encumbered by any lien created by the nonpayment of any item. If the amount deposited by Tenant exceeds the amount of the item, then the excess shall be paid by Landlord to Tenant. If there is a deficiency, then the amount of the deficiency shall be paid by Tenant to Landlord, together with all interest, penalties, and other charges that related thereto.

F.         Tenant may endeavor to reduce the amount of an Additional Payment, and Landlord may reasonably cooperate with Tenant at no cost or liability to Landlord. Tenant may collect any refund paid as a result of the endeavor, and the refund shall be the property of Tenant.

G.         Except as specifically provided in this Article, Tenant shall pay all Additional Payments when due. If Tenant fails or refuses to pay any Additional Payment when due, and the failure continues more than ten (10) days after notice to Tenant, then Landlord may pay the item, and upon demand Tenant shall reimburse Landlord for all actual, out-of-pocket costs incurred by Landlord upon proof of the costs incurred.

6.6         No Joinder Required. Landlord may, at its expense, join in any action or proceeding initiated by Tenant pursuant to Article 6.5(E) or 6.5(F)

6.7         CPI Adjustments. At the beginning of the second Year and of every Year thereafter, Net Rent will be adjusted upward according to the Consumer Price Index (CPI) (as that term is defined below) in an amount not to exceed three percent (3%) during any given year.

A.         Net Rent will not be adjusted to be less than the amount of Net Rent for the preceding Year. Under the CPI method, the amount of each adjustment will be determined by multiplying the previous Year’s Net Rent by the sum of one plus the CPI percentage change. The CPI percentage change will be computed by comparing the CPI figure that was published at least two (2) months before the date on which the next increase takes effect against the CPI figure published for the same half year for the preceding Year.

B.         CPI means the Phoenix-Mesa-Scottsdale, All Urban Consumers (December 2001=100) Consumer Price Index published by the U.S. Department of Labor, Bureau of Labor Statistics (Agency) or such revised index that may be published by the Agency. If the Agency ceases to issue a Price Index as described in this Article, then the monthly CPI, All Urban Consumers, All Cities, or any other measure hereafter employed in lieu thereof issued by the Agency, or any successor federal agency issuing such indices or data, shall be used.

6.8           No rent credits. Landlord shall not give, and Tenant shall not receive, any rent credit for any Tenant Improvements constructed or installed on the Premises or for any development, repair, or maintenance of the Premises.

6.9         Delinquent Account Fee. Without waiving any other right or remedy available to Landlord, if any installment of Net Rent, Additional Payments, or other amount required to be paid by Tenant to Landlord under this Lease is not received within ten (10) days of due date, then delinquent account fees shall be assessed at the rate of eighteen percent (18%) per annum pursuant to Phoenix City Code § 4-7 (Delinquent Account Fees). Tenant shall pay Delinquent Account Fees from the date the amount became due until the amount is paid in full. Delinquent Account Fees shall be computed and accrued on a daily basis and assessed until the account balance, including Delinquent Account Fees, are paid in full. Delinquent Account Fees are due and payable within thirty (30) days after demand by Landlord.

6.10         Obligation to Pay. The expiration or termination of this Lease does not relieve Tenant of its obligation to pay all Net Rent, Additional Payments, and any other amounts that accrued during the Term or during the period of time Tenant had possession or use of the Premises.

6.12         No Release of Obligations. Except as expressly provided in this Lease, no event, occurrence, or situation, whether foreseen or unforeseen and however extraordinary, will allow Tenant to vacate, abandon, or surrender possession of the Premises or terminate this Lease; will relieve Tenant of its obligation to pay all Net Rent, Additional Payments, and other amounts due; or will relieve Tenant of any other obligation under this Lease.

ARTICLE 7 – TAXES

7.1         General. On or before the date due, Tenant shall pay to the appropriate collecting authority all leasehold taxes; sales taxes; transaction privilege taxes; and federal, state, and local taxes, including real and personal property taxes and business taxes, that are now or may be levied on the Premises, Tenant, Tenant’s interest in this Lease, the activities conducted on the Premises, or on any of Tenant’s Trade Fixtures or other personal property used on the Premises whether or not the tax, fee, or assessment is levied, charged, or assessed on Landlord; provided that Tenant shall not be responsible for paying any net income, franchise, “value added,” inheritance, gift, estate, capital gains, recording, capital stock, excise taxes, or any other tax computed on Landlord’s income or profits (collectively, “Excluded Taxes”). Tenant, at its own expense, may dispute the validity of a tax, fee, or assessment, in which case Tenant shall, upon Landlord’s request, deposit with Landlord an amount sufficient to pay the contested item, in accordance with Article 6.5 (E). If any Applicable Law or judicial decision results in the imposition of a real property tax on the Airport, then the tax attributable to the Premises must be paid by Tenant.

7.2         GPLET. If applicable, Tenant is hereby notified of its potential tax liability under the Government Property Lease Excise Tax provisions of A.R.S. §§ 42-6201, et seq. Tenant’s failure to pay the tax after notice and an opportunity to cure (which cure period is not less than thirty (30) days’ notice thereof to Tenant), may result in the termination of this Lease and Tenant’s right to possession of the Premises.

7.3         Survival. Tenant’s obligations under this Article shall survive the expiration or termination of this Lease.

ARTICLE 8 – UTILITIES

8.1        Tenant is Responsible. Tenant shall pay for all utilities used in connection with the Premises, including water, sewer, gas, and electric services. Tenant shall pay directly to each supplier all charges related to the services. Tenant shall commence service with each utility supplier and shall be liable for any service charge that may be billed to Landlord. Tenant shall pay for all costs associated with the relocation, modification, and improvement of the existing utilities in, on, under, and over the Premises if the relocation, modification, or improvement is for the Tenant’s benefit or initiated by Tenant. Tenant shall ensure that any utility installed by Tenant does not cause any interference with the Airport’s utilities infrastructure and communication users, including aviation related operations and equipment at the Airport, wireless users at the Airport, and the Airport’s radio systems.

8.2         Telecommunication Services. If Tenant commences telecommunication services at the Premises, including telephone, cable, and internet, then Tenant shall do so at its own expense and shall pay directly to each supplier all charges related to the services.

8.3         Interference. If Tenant installs any special cabling, wiring, or hookups for telephone, cable services, or computers at the Premises, including wireless internet services, then Tenant shall ensure that the wireless access points installed by Tenant do not cause any interference with communication users at the Airport, including aviation related operations and equipment, the operation of any wireless users, and the Airport’s radio systems. Tenant shall reasonably cooperate with Landlord and any third party to identify and eliminate the cause of any interference. If Landlord determines that a wireless access point is the cause of any interference, then Tenant shall, after notice to Tenant accompanied by reasonable evidence of Landlord’s determination, promptly cease operating all or any part of the wireless access point or otherwise take prompt action to eliminate the interference.

8.4         Landlord Not Liable. Landlord is not liable to Tenant for any blackout, brownout, cessation, interruption, or failure of any utility or telecommunication service, whether located on or off the Premises and whether foreseen or unforeseen. Landlord is not liable for any direct, indirect, incidental, consequential, punitive, or special damages or for any other losses or damages that result from any lost business, lost profits, loss of use, loss of or damage to data, or economic loss, however caused by any blackout, brownout, cessation, interruption, or failure of any utility, whether foreseeable or unforeseen and even if Landlord is advised of the possibility of such.

8.5         Entry for Construction and Maintenance. After giving Tenant at least ten (10) days’ prior notice, Landlord may enter, exit, and use the Premises to the extent necessary to construct, install, repair, reconstruct, restore, and maintain any utility on the Premises and perform any other obligation of Landlord under this Lease. Tenant shall not hinder or interfere with Landlord’s work on the Premises. If Landlord performs work that would temporarily prohibit Tenant from accessing and using the Premises for five days or more, then Net Rent will be reduced proportionately. If Landlord performs work that would reduce the Premises’ area for the duration of the Lease, then this action will be deemed a taking and addressed under Article 20.

ARTICLE 9 – PERFORMANCE GUARANTEE

9.1         Performance Guarantee. On or before the Effective Date, Tenant shall provide Landlord with a form of security approved by Landlord that guarantees Tenant’s timely payment of Net Rent, Additional Payments, and all other amounts that become due and payable to Landlord under this Lease (Performance Guarantee). Tenant shall continuously maintain the Performance Guarantee during the Term of this Lease. The Performance Guarantee must be in the amount of $51,904, which equals three (3) months’ Phase 1 Net Rent. If Tenant exercises the Lease Option, then the Performance Guarantee will be increased by the amount of a reasonable estimate of three (3) months’ Phase 2 Net Rent, and, within ten business days of the date Tenant exercises the Lease Option, Tenant shall pay the increased Performance Guarantee to Landlord. The Performance Guarantee may be an Irrevocable Letter of Credit (LOC) in the form marked Exhibit C~~-~~1 attached, a Cash Deposit in the form marked Exhibit C-2 attached, or any other form of security approved in advance by Landlord.

9.2         Irrevocable Letter of Credit. If the Performance Guarantee is an LOC, then it shall be issued by a financial institution in the Phoenix metropolitan area, and Landlord must be able to draw upon the LOC at any of the financial institution’s counters in the Phoenix metropolitan area. If Tenant fails to provide Landlord with a written extension of the LOC in a form acceptable to Landlord at least sixty (60) days before the end of the term of the LOC, then Landlord, without notice to Tenant, may draw upon the full amount of the LOC and hold the proceeds as a cash Performance Guarantee. Landlord may retain any interest that accrues to Tenant on the Performance Guarantee.

9.3         Adjustment. Landlord may increase the Performance Guarantee by any amount Landlord deems appropriate, not to exceed the amount of then three (3) months’ rent, by giving Tenant at least thirty (30) days’ prior notice of the increase, including for the reasons: (A) Tenant’s financial obligations under this Lease increase, (B) Tenant fails to pay any Net Rent, Additional Payments, or other amounts in full and when due, or (C) Tenant’s financial condition changes to the extent that Landlord is concerned about Tenant’s ability to perform under this Lease. Tenant shall pay to Landlord the additional amount necessary to increase the Performance Guarantee within thirty (30) days after demand.

9.4         Duty to Restore. The Performance Guarantee is intended to insure the full and timely performance by Tenant of all provisions of this Lease and is security for payment by Tenant of all Net Rent, Additional Payments, or other amounts due to Landlord. Landlord may draw on or make a claim against the Performance Guarantee if Tenant defaults under this Lease. If Landlord draws on or makes a claim against the Performance Guarantee, then Tenant shall replenish the Performance Guarantee to its previous amount within thirty (30) days of Landlord’s draw or claim.

9.5         Refund. Within thirty (30) after expiration or termination of this Lease, Landlord shall refund the Performance Guarantee to Tenant after deducting any Net Rent, Additional Payments, and other amounts due to Landlord that Tenant has failed to pay within ten (10) days after notice.

ARTICLE 10 – INDEMNIFICATION

Tenant (Indemnitor) must defend, indemnify, and hold harmless Landlord and its officers, officials (elected and appointed), agents, and employees (Indemnitee) from and against any and all claims, actions, liabilities, damages, losses, or expenses (including, but not limited to, court costs; attorney fees; expert fees; and costs of claim processing, investigation, and litigation) of any nature or kind whatsoever (Losses) caused, or alleged to be caused, in whole or in part, by the wrongful, negligent, or willful acts, errors, or omissions of Indemnitor or any of its owners, officers, directors, members, managers, agents, employees, or contractors (Indemnitor’s Agents) arising out of or related to Indemnitor’s occupancy and use of the Premises or the Airport.  This defense and indemnity obligation includes holding Indemnitee harmless for any Losses or other amounts arising out of or recovered under any state’s Workers’ Compensation Law or arising out of the failure of Indemnitor or Indemnitor’s Agents to conform to any federal, state, or local law, statute, ordinance, rule, regulation, or court decree.  Indemnitor’s duty to defend Indemnitee accrues immediately at the time a claim is threatened or a claim is made against Indemnitee, whichever is first.  Indemnitor’s duty to defend exists regardless of whether Indemnitor is ultimately found liable.  Indemnitor must indemnify Indemnitee from and against any and all Losses, except where it is proven that those Losses are solely as a result of Indemnitee’s own negligent or willful acts or omissions.  Indemnitor will be responsible for primary loss investigation, defense, and judgment costs where this indemnification applies.  In consideration for the use and occupancy of the Premises, Indemnitor waives all rights of subrogation against Indemnitee for losses arising from or related to the use, occupancy, or condition of the Premises or the Airport.  The obligations of Indemnitor under this provision shall survive the termination or expiration of this Lease.

The obligations of Tenant under this provision shall survive the expiration or termination of this Lease.

ARTICLE 11 – INSURANCE

11.1         Tenant Obligation to Insure. Tenant shall procure, and continuously maintain throughout the Term of this Lease, insurance against claims for injuries to persons or damages to property that arise out of or are caused by the acts or omissions of Tenant or any of its trustees, owners, officers, directors, managers, agents, employees, contractors, guests, invitees, and subtenants in connection with or related to this Lease or the Premises. Tenant shall strictly comply with the provisions of the Insurance Requirements marked Exhibit D attached.

11.2         Risk of Loss. Landlord is not required to carry any insurance covering the Premises or any Tenant Improvement, Trade Fixture, or personal property on the Premises. Tenant assumes the risk of any loss, damage, and claim related to the Premises and the contents thereof.

11.3         Failure to Maintain Insurance. If Tenant fails to provide a copy of the renewal insurance certificates required by the Insurance Requirements marked Exhibit D attached, or otherwise fails to procure and maintain the insurance required by this Lease and such failure continues for more than five (5) days after notice to Tenant, then Landlord may, without further notice to Tenant, procure and maintain the insurance. Landlord shall give Tenant notice of Landlord’s payment of the premiums, the amounts paid, and the name of each insurer and insured. Tenant shall reimburse Landlord for all out-of-pocket premiums and other amounts paid by Landlord to procure and maintain the insurance within ten (10) days after written demand.

ARTICLE 12 – ENVIRONMENTAL CONDITIONS

12.1         Environmental Site Assessment. Before the Effective Date, Landlord will conduct, at its expense, a Phase I Environmental Site Assessment (ESA) of the Premises in accordance with the current American Society of Testing and Materials (ASTM) E1527 standards. If the Phase I ESA does not indicate the presence or likely presence of any Regulated Substance (as that term is defined in Exhibit G attached) or petroleum product on or in the Premises (Recognized Environmental Condition), then neither Landlord nor Tenant is required to conduct any environmental remediation of or at the Premises. The Phase I ESA will serve as the baseline environmental condition of the Premises as of the Effective Date. As used in this Article, “environmental condition of the Premises” means the Premises are deemed to be free of all Regulated Substances, or one or more Regulated Substances may be present at the Premises in concentrations below regulatory cleanup levels (e.g., residential soil remediation levels and groundwater protection levels).

12.2         Pre-possession Phase II Environmental Site Assessment. If the Phase I ESA conducted by Landlord indicates the presence or likely presence of any Recognized Environmental Condition at the Premises, then Landlord may conduct, at its expense, a Phase II ESA in accordance with current ASTM E1903 standards.

A.         If the Phase II ESA discloses the presence of any Regulated Substance that Landlord is not required by Applicable Law to remediate, then Landlord shall determine whether it will remediate the Regulated Substance(s). If Landlord determines that it will not remediate any Regulated Substance, then Landlord and Tenant shall consult whether to execute this Lease. If Landlord declines to execute the Lease, then Landlord shall reimburse Tenant for the reasonable fees Tenant paid to qualified environmental consultants engaged to evaluate the Premises, together with any money Tenant paid to Landlord. If the Parties execute the Lease, then the Phase II ESA shall serve as the baseline environmental condition of that part of the Premises subject to the Phase II ESA as of the Effective Date. The Phase I and Phase II ESAs together shall serve as the baseline environmental condition of the Premises as of the Effective Date.

B.         If Landlord determines that it will or must remediate the Regulated Substance(s) disclosed by the Phase II ESA, then Landlord and Tenant shall consult whether to execute this Lease. If the Parties determine that any required environmental remediation will substantially interfere with Tenant’s use and occupancy of the Premises, then Tenant may (i) elect to withdraw from and cancel this Lease or (ii) accept the interference, agree that Landlord may execute this Lease, and agree that Tenant will be bound by this Lease despite the interference. Tenant shall not construct or install any Tenant Improvement on the Premises that may interfere with or obstruct Landlord’s environmental remediation. After the environmental remediation is complete, Landlord (or its consultants) will prepare a cleanup report. The cleanup report will serve as the baseline environmental condition of the remediated part of the Premises as of the Effective Date. The Phase I ESA and the cleanup report together will serve as the Premises’ baseline environmental condition as of the Effective Date.

12.3         Post-Possession ESA Reports. Not more than 180 days before the Lease Term’s end or within sixty (60) days after the Lease has been terminated, Tenant shall conduct, at its expense, a Phase I ESA and, if the Phase I reasonably indicates that a Phase II ESA should be conducted, then also a Phase II on the Premises. Tenant shall provide copies of the Phases I and II (if applicable) to Landlord. Tenant shall give Landlord at least five (5) days’ prior notice of any sampling event on the Premises, and Landlord may attend all sampling events and take split samples for independent testing at Landlord’s expense.  Tenant may not file any environmental report with any governmental agency or department without Landlord’s prior review and approval.  If Landlord reasonably believes that either ESA is inaccurate, incomplete, or misleading, then Tenant shall have the entire ESA or the deficient parts corrected at Tenant’s expense and without delay. If it is determined that the ESA was accurate and complete, then Tenant may deduct its additional costs from any rental payment. The ESAs shall be prepared by a qualified, independent engineer licensed by the state of Arizona and in compliance with current ASTM E1527 and E1903 standards.

A.         If Tenant’s Phase II ESA discloses (i) that there are no Regulated Substances on the Premises other than those listed in the ESA(s) conducted by Landlord under this Article and (ii) the concentration of any Regulated Substance listed in the ESA(s) conducted by Landlord has not increased, then Tenant shall have no responsibility to remediate the Premises.

B.         If Tenant’s Phase II ESA discloses (i) the presence of any Regulated Substance that was not listed in the ESA(s) conducted by Landlord under this Article or (ii) the concentration of any Regulated Substance listed in the ESA(s) conducted by Landlord has increased above regulatory or advisory limits established or defined by Applicable Law, then Tenant shall remediate, at its expense, the contaminated parts of the Premises to substantially the same or to a better environmental condition that existed on the Effective Date, unless Tenant establishes that Tenant, its subtenants, their respective contractors, and all other persons or entities for which Tenant is liable did not cause or contribute to the presence or increase of Regulated Substances on or in the Premises. Landlord may do its own testing and sampling and may be present at and oversee all environmental remediation performed by Tenant on the Premises. If this Lease expires or is terminated before or during Tenant’s environmental remediation of the Premises, then Tenant shall pay to Landlord an amount equal to 150% of Net Rent and Additional Payments each month until the Premises are completely remediated. Tenant agrees that the 150% Net Rent payment is to compensate Landlord for damages caused by Tenant’s activities that prevent Landlord from re-leasing the Premises, and the additional Net Rent is not a penalty. If this Lease expires or is terminated before or during Tenant’s environmental remediation, then Tenant may only enter the Premises with Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned, or delayed) and only then for the purpose of conducting environmental remediation and for no other purpose whatsoever. The Lease Term will not be extended or renewed because of Tenant’s environmental remediation. Tenant shall request and receive Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned, or delayed) of all environmental remediation.

C.         If Tenant fails or refuses to conduct and complete the Phase I and Phase II ESAs or fails to complete the environmental remediation according to Article 12(B) above, then Landlord may conduct the ESA(s) or environmental remediation, and Tenant shall reimburse Landlord for all out-of-pocket costs incurred, including administrative costs and staff time, upon demand.

12.4         Remediation of Releases. When Tenant becomes aware of any release, Tenant shall immediately report the release or discharge of any Regulated Substance on the Premises to Landlord. The report shall describe what environmental remediation Tenant intends to take to clean up any contamination caused by Tenant and return the Premises to the environmental condition that existed before the release or discharge. Landlord shall approve all environmental remediation (which approval shall not be unreasonably withheld, conditioned, or delayed) before Tenant commences any work. If Tenant fails or refuses to promptly remediate any release by Tenant of Regulated Substances after reasonable notice, then Landlord may remediate the Regulated Substances, and Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred, including administrative costs and staff time, upon demand.

12.5         No Environmental Testing or Reporting. Tenant shall not conduct any sampling, boring, or drilling, or other environmental activity on the Premises at any time without Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed) and oversight. Tenant shall not file any environmental report, test result, or other document concerning the Premises with the Arizona Department of Environmental Quality, the EPA, or any other governmental agency or department without Landlord’s prior written approval.

12.6         Post-possession Property Condition Assessment. Not more than sixty (60) days before the expiration of this Lease or within thirty (30) days after this Lease is terminated, Tenant shall conduct, at its expense, a Property Condition Assessment (PCA) on the Tenant Improvements, including buildings and other structures, on the Premises and provide a copy to Landlord. The PCA’s purpose is to determine if the Tenant Improvements have suffered excessive wear and tear (abuse) or damages due to the intentional or negligent acts of parties other than Landlord, The PCA must be conducted in compliance with current ASTM E2018 standards. If Tenant fails or refuses to conduct a PCA, then Landlord may conduct the PCA and Tenant shall reimburse Landlord for all costs incurred.

12.7         Unsafe Conditions. Tenant shall immediately report to Landlord any unsafe or dangerous condition on the Premises. The report shall describe what activities Tenant intends to take to correct the condition. If this Lease expires or is terminated before or during the Tenant’s corrective activities, Tenant may only enter the Premises with Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed) and only to the extent necessary to correct the unsafe or dangerous condition(s) and for no other use or purpose whatsoever. The Term of this Lease shall not be extended or renewed because of Tenant’s corrective activities. Tenant shall request and receive Landlord’s prior written approval of all corrective activities (which approval shall not be unreasonably withheld, conditioned, or delayed). If Tenant fails or refuses to correct the unsafe or dangerous condition(s), and the failure continues for more than thirty (30) days after notice to Tenant, then Landlord may correct the unsafe or dangerous condition(s), and Tenant shall reimburse Landlord for all actual, out-of-pocket costs incurred, including administrative costs and staff time within thirty (30) days after demand.

12.8         No Exclusive Rights. Landlord’s rights and remedies under this Article are in addition to all other rights and remedies available under this Lease and any Applicable Law.

12.9         Survival. The requirements of this Article shall survive the expiration or termination of this Lease.

ARTICLE 13 – UNAVOIDABLE DELAYS

If either Party is unable to perform under this Lease because of war, national emergency, terrorism, pandemic, flood, earthquake, fire, and other acts of God, then the deadline for the Party’s performance will be extended for a reasonable time. If Tenant is unable to perform within a reasonable time after the force majeure ends, then Landlord may terminate this Lease unless Landlord grants Tenant additional time to perform. Tenant’s lack of money or inability to obtain financing is not an unavoidable delay and cannot excuse Tenant or justify its failure to pay any Net Rent, Additional Payments, or other amounts due under this Lease. If Landlord fails to deliver possession of the Premises by the deadline set forth in this Lease, then Tenant’s duty to pay Net Rent or any other compensation under this Lease abates until Landlord delivers possession. If Landlord fails to deliver the Premises for more than 60 days past the deadline, then Tenant may terminate the Lease without further obligation between the Parties.

ARTICLE 14 –ASSIGNMENTS, SUBLEASES, OR– MORTGAGES

14.1         Assignment. The following is a non-exhaustive list of transfers and events that are deemed assignments of this Lease and that require Landlord’s prior written approval as provided in Article 14.2 below:

A.         If Tenant is a corporation, Tenant sells or transfers more than fifty percent (50%) of Tenant’s voting shares of stock, whether the sale or transfer is voluntary or involuntary, or as a matter of law. The sale or transfer may be in one transaction or over a period of time in a series of transactions.

B.         If Tenant becomes a party to a merger or consolidation with another corporation or business entity, and Tenant is not the surviving company. A name change by Tenant is not an assignment.

C.         If Tenant sells or transfers all or substantially all its assets to another corporation or business entity, whether the sale or transfer is voluntary, involuntary, or as a matter of law.

D         If Tenant is a general partnership, joint venture, or limited partnership, a change in a majority of its partners as they existed on the Lease’s Effective Date.

E.         If Tenant is a member-managed limited liability company, a change in a majority of its members as they existed on the Lease’s Effective Date. If Tenant is a manager-managed limited liability company, a change in a majority of its managers as they existed on the Lease’s Effective Date.

F.         If Tenant is a trust, a change in a majority of its trustees as they existed on the Lease’s Effective Date.

14.2         Landlord Approval Required. Tenant shall not assign, convey, mortgage, pledge, encumber, or in any manner assign or transfer this Lease or any interest in this Lease (including the Lease Option) without Landlord’s prior written approval, which approval may not be unreasonably withheld, conditioned, or delayed. Tenant may assign the Lease to a parent company or subsidiary with the written approval of the Director of Aviation Services, which approval shall not be unreasonably withheld, conditioned, or delayed.

14.3         Sublease. Tenant shall not sublease the Premises or any part thereof without Landlord’s prior written approval, which approval may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant is not required to obtain Landlord’s prior written approval if Tenant uses Landlord-Approved Form of Sublease, attached as Exhibit E (Sublease). If Tenant chooses to use its own form of sublease, then Tenant must submit the sublease form (Tenant’s Sublease Form) to Landlord for prior written approval, which approval may not be unreasonably withheld. If Landlord approves Tenant’s Sublease Form, Tenant is not required to obtain Landlord’s prior written approval to sublease part of the Premises. Neither the Sublease nor Tenant’s Sublease Form may be materially modified without Landlord’s prior written approval, which approval may not be unreasonably withheld. Subleases are subordinate to this Lease. Subleases may not be recorded. Except as provided in Article 14.6 below, Subleases will terminate on the date this Lease expires or is terminated. Tenant shall provide copies of all Subleases to Landlord within thirty (30) days of each Sublease’s effective date.

14.4         Tenant’s Continuing Guaranty of Lease. Unless otherwise agreed to in writing by Landlord and Tenant, an assignment of this Lease, the Lease Option, or a sublease of the Premises or any part thereof shall not relieve Tenant from any of its obligations under this Lease, including the payment of all Net Rent, Additional Payments, and other amounts due under this Lease through the end of the Term.

14.5         Tenant’s Liability for Assignee’s or Sublessee’s Defaults. Any act or omission by Tenant’s assignee or sublessee that constitutes a default or breach of this Lease will be deemed an act of Tenant. Landlord shall notify Tenant of the default or breach in accordance with the terms of this Lease. Tenant shall promptly cure the default or breach in accordance with the Lease’s terms. If Tenant fails to cure the default or breach within the time and as provided in this Lease, then Landlord may exercise all remedies allowed by the Lease, including termination.

14.6         Attornment by Subtenant Accepted. If this Lease is terminated before the expiration of the Term, then a subtenant shall (A) promptly attorn to Landlord, or (B) immediately vacate and abandon the subleased space, leaving it in a clean and neat condition free of damage. At the time this Lease is terminated, if the subtenant attorns to Landlord, and if the subtenant is then in compliance with all Phoenix Aviation Department and DVT Airport Rules and Regulations, then Landlord shall accept the subtenant’s attornment. The subtenant shall pay to Landlord all rent and other amounts due and that become due under the Sublease and shall comply with all of the Sublease’s terms and conditions and all Phoenix Aviation Department and DVT Airport Rules and Regulations. As used in this Article, “attorn” and “attornment” mean that a subtenant formally recognizes Landlord as its sublandlord under the Sublease, and the subtenant agrees to perform all of the subtenant’s Sublease obligations directly to Landlord.

14.7         Subtenant’s Failure or Refusal to Attorn. If the subtenant fails or refuses to attorn to Landlord, the subtenant shall immediately vacate the subleased space in a clean and neat condition free of damage, ordinary wear and tear excepted.

A.         Subtenant shall remove its movable personal property from the Premises. If subtenant’s personal property cannot be removed without causing material damage to the Premises, then it shall not be removed. If subtenant causes any damage to the Premises by removing any personal property, then subtenant shall repair the damage at its expense and to Landlord’s reasonable satisfaction. If subtenant fails to repair the damage to Landlord’s reasonable satisfaction, then Landlord may make the repairs, and subtenant shall reimburse Landlord for all costs incurred, including general and administrative expenses, on demand. If the work is performed by Landlord's contractor, then subtenant shall reimburse Landlord for all repair costs and Landlord’s attorneys’ fees, administrative costs, and other expenses incurred.

B.         All personal property not removed from the Premises by subtenant within five (5) days after this Lease expires or is terminated shall be deemed abandoned by subtenant, and title to the property shall automatically be transferred to Landlord at no cost, unless Landlord refuses to accept title to any or all of the property. If Landlord refuses to accept title, then Landlord may remove the abandoned personal property, and subtenant shall reimburse Landlord for all costs incurred to remove, transport, and store the personal property upon demand.

C.         Subtenant shall not remove, damage, or tamper with any Tenant Improvement, Improvement, or fixture that subtenant constructed or installed on the Premises, unless Landlord reasonably instructs subtenant to remove the item at subtenant’s expense.

D.         If a subtenant continues to occupy the subleased space after expiration or termination of this Lease without Landlord’s prior written approval, then the subtenant’s occupancy shall be at sufferance, and the subtenant shall pay, for as long as subtenant holds possession, an occupancy fee equal to 200% of the then rent and other charges due and that become due under the sublease, but in no event in an amount less than the Net Rent, Additional Payments, and other amounts in effect when the Lease expired or was terminated. During the wrongful holdover period, the subtenant shall be bound by and comply with all other provisions of its sublease. A wrongful holdover does not create, and may not be construed as creating, a month-to-month tenancy or any other leasehold interest in the subleased space or the Premises.

E.         If a subtenant continues to occupy the subleased space after the expiration or termination of this Lease with Landlord’s prior written approval, then its occupancy is deemed a tenancy from month-to-month, and subtenant shall pay monthly rent and other charges in effect under the sublease when this Lease expired or was terminated. During the permissive holdover period, subtenant is bound by, and shall comply with, all other provisions of its sublease.

14.8          Landlord’s Consent to Leasehold Mortgage (Deed of Trust). A leasehold deed of trust is not an assignment of this Lease or of Tenant’s interest in the Lease, and a deed of trust does not and shall not be construed to make Landlord a principal or surety on the loan or any other financial obligation secured by the deed of trust or similar security. If Tenant borrows money to construct or install any Tenant Improvement on the Premises, and the lender requires a leasehold mortgage or similar security as collateral for the loan, then Tenant may, without Landlord’s further consent, enter into a deed of trust or similar security with the lender (Lender), if all the following conditions are satisfied.

A.    The leasehold deed of trust or similar security shall not become a lien or encumbrance on the Premises or the Airport, or on Landlord’s interest in the Premises or the Airport. The deed of trust may only lien or encumber, and must be specifically limited to, Tenant’s leasehold (possessory) interest in the Premises, Tenant's Trade Fixtures, and Tenant’s other personal property.

B.    Intentionally omitted.

C.    The leasehold deed of trust is subordinate to this Lease and Landlord’s rights and interests in this Lease, the Premises, and the Airport.

D.    The leasehold deed of trust must terminate when this Lease expires or is terminated.

E.    The leasehold deed of trust may not give the Lender any right or privilege in this Lease or in the Premises greater than that held by Tenant, except that under no circumstances may the leasehold deed of trust attach to Tenant’s right, title, or interest in the Lease Option before Tenant has exercised the Lease Option. After Tenant exercises the Lease Option, the Phase 2 Parcel will be deemed part of the Premises in all respects, and the Phase 2 Parcel will be treated as Premises for all purposes, including the limitations imposed by this Lease on a leasehold deed of trust.

F.    The leasehold deed of trust must contain the following provisions:

Notwithstanding anything in this deed of trust to the contrary:

1.          This deed of trust does not create or grant an interest in real property and does not attach to, extend to, or affect Landlord’s reversionary or fee interest or estate in or to the Premises, the Phase 2 Parcel, the Lease, or Landlord’s right to receive rent and other amounts due under the Lease. This deed of trust liens or encumbers only the Tenant’s leasehold (possessory) interest in the Premises, Tenant Improvements, and Tenant’s trade fixtures, if any, and the deed of trust will terminate with respect to the Tenant’s leasehold interest, Tenant Improvements, and trade fixtures when the Term of the Lease expires, or the Lease is terminated.

2.         Lender’s right, title, and interest in and to the Premises and the Tenant Improvements is not greater than Tenant’s right, title, and interest under the Lease.

3.         Nothing in this deed of trust limits or may be construed to limit Landlord’s rights and remedies under the Lease or under law.

4.         Landlord’s lien or any rights Landlord has or may acquire in the Tenant Improvements or in Tenant’s or a subtenant’s trade fixtures and other personal property on the Premises are subordinate to this deed of trust. Landlord’s right, title, and interest in and to the Lease and Premises are not subordinate to the deed of trust.

G.    Tenant shall submit copies of the proposed and executed leasehold deed of trust to Landlord. If the deed of trust is assigned or satisfied, Tenant shall promptly provide a copy of any assignment or satisfaction to Landlord.

H.    A leasehold deed of trust must require the trustee to give all notices of default and notices of trustee’s sale to Landlord in writing concurrently with each notice’s service on the trustor or each notice’s recording with the county recorder, whichever first occurs.

14.9 Subordination. The Lender may enter the Premises at any time—but under no circumstances may the Lender enter the Phase 2 Parcel before Tenant has exercised the Lease Option—to inspect, repair, or replace the Tenant Improvements or to remove the Tenant’s property, including Tenant’s goods, furniture, equipment, machinery, and all proceeds of the Tenant’s property located on the Premises. After entering the Premises, the Lender must repair any damage that it causes to the Premises or to the Tenant Improvements. Otherwise, the Lender will not be liable to Landlord for so entering the Premises, except for the Lender’s negligence or willful misconduct. Notwithstanding the Lender exercises its rights under this Article, no performance by or on behalf of the Lender or, if the Lender’s interests and deed of trust have been assigned, by or on behalf of the leasehold deed-of-trust beneficiary (Beneficiary), will cause the Lender or the Beneficiary to become a “mortgagee in possession” or otherwise cause the Lender or the Beneficiary to be deemed to be in possession of the Premises.

14.10 Landlord’s Notices to Lender or Beneficiary. Landlord shall give to the Lender or the Beneficiary, whose name and address Tenant has previously provided to Landlord, a copy of each notice of default, each notice of termination, and each summons and complaint related to this Lease and served on Tenant at the same time as Landlord serves the notice or summons on Tenant. No Landlord notice of default or notice of termination will be deemed to have been properly given to Tenant unless a copy of the notice has been given to the Lender or to the Beneficiary.

14.11 Non-Disturbance. Upon receiving Landlord’s notice of Tenant’s default or notice of termination, the Lender or the Beneficiary may cure Tenant’s failure to pay Net Rent, Additional Payments, or any other sum due to Landlord under this Lease within thirty (30) days from the date the Lender or the Beneficiary receives the notice. The Lender or the Beneficiary may cure any other Tenant default within sixty (60) days from the date the Lender or the Beneficiary receives the notice. If the default cannot objectively be cured within this 60-day period, and if the Lender or the Beneficiary proceeds diligently and in good faith to cure the default, then the Lender or the Beneficiary will be entitled to reasonable additional time to cure. No provision of this Article may be construed to impose upon the Lender or the Beneficiary the duty to perform any Tenant obligation under this Lease or to remedy any Lease default by Tenant. Landlord shall accept the Lender’s or the Beneficiary’s performance of any Tenant covenant, condition, or agreement under this Lease with the same force and effect as though performed by Tenant, and when accepted, the Lease will remain in full force and effect between Landlord and Lender or Beneficiary.

A.    If a Tenant default on this Lease cannot be cured, the Lender or the Beneficiary may direct the trustee to exercise the power of sale under the leasehold deed of trust as provided by law. Before exercising the power of sale, the trustee may, but is not required to, first offer to Landlord the right to purchase all right, title, and interest in the leasehold encumbered under the deed of trust directly from the trustee and without public sale for the then outstanding balance due on the note or notes secured by the deed of trust, plus trustee's fees and costs of sale. The trustee's offer to Landlord, if any, must be made no later than ten (10) days following the recording of the trustee’s notice of default, and Landlord may exercise the option to purchase within 60 days following the recording. Any foreclosure of the deed of trust will not affect Landlord’s right, title, or interest in or to the Premises, the Phase 2 Parcel, or this Lease.

B.    If Landlord is not offered the right to purchase or does not purchase the Lender’s or the Beneficiary’s interest, the Lender or Beneficiary may:

1.    Pursuant to the leasehold deed of trust and as provided by law, cause Tenant's interest in this Lease to be transferred at foreclosure sale, to be judicially foreclosed, or to be conveyed by deed in lieu of foreclosure; or

2.    Upon Landlord’s prior approval, which approval may not be unreasonably withheld, cause Tenant's interest in this Lease to be transferred or assigned to a federal- or state-chartered bank, savings-and-loan association, or insurance company. But Landlord’s prior approval is not required to assign or transfer the Lease to a financial institution acting as a bond trustee if the institution possesses at least $500,000,000 in assets and if the institution is regulated, supervised and controlled by an agency or department of the United States or an agency or department of the state of Arizona having jurisdiction over banks, savings-and-loan associations, or other similar financial institutions (“Bond Trustee”).

C.    Except as otherwise provided in this Lease, from the date on which Landlord receives notice of a leasehold deed of trust, Landlord may not amend this Lease in any material respect or accept a surrender of Tenant’s leasehold interest in this Lease without the prior written consent of the Lender or the Beneficiary, which consent may not be unreasonably withheld, conditioned, or delayed.

D.    If the Lender or Beneficiary forecloses a leasehold deed of trust or similar security, or if Tenant executes and delivers a deed in lieu of foreclosure, then Landlord may deem the purchaser at the foreclosure sale or the grantee under the deed in lieu of foreclosure as an assignee of this Lease, and Landlord may permit the purchaser or grantee to assume Tenant’s duties and obligations under this Lease as Tenant’s successor from the date Landlord approves the purchaser or grantee, except that Landlord’s approval is not required if the purchaser or grantee is a Bond Trustee. Landlord may not unreasonably withhold, condition, or delay approval of the purchaser or grantee as assignee of the Lease. The foreclosure will not affect Landlord’s rights, title, or interest in or to the Premises, the Phase 2 Parcel, or this Lease.

14.12        Attornment. If the Lender or Beneficiary succeeds to Tenant’s interest under the Lease, and if the Lender or Beneficiary faithfully and continuously performs all of Tenant’s Lease duties and obligations, then the Lease will continue in full force and effect, and Landlord will be bound to the Lender in accordance with all Lease terms and conditions for the balance of the Lease Term but only to the same extent and effect as if the Lender or the Beneficiary were Tenant under the Lease. If the Lender or Beneficiary succeeds to Tenant’s interest under the Lease, the Lender or the Beneficiary shall attorn to Landlord as if each were Tenant under the Lease. The Lender’s or Beneficiary’s duty to so attorn to Landlord arises immediately upon the Lender or Beneficiary succeeding to Tenant’s interest under this Lease, and the duty to attorn is self-executing, requiring no formal writing or further action by Landlord, the Lender, or the Beneficiary.

14.13         New Lease with Lender or Beneficiary. If this Lease is terminated for Tenant’s breach before the end of the Term, then Landlord shall provide a copy of the termination notice to the Lender or the Beneficiary, and Landlord shall offer to enter into a new lease of the Premises with the Lender or the Beneficiary. After Landlord gives written notice of the breach to the Lender or the Beneficiary, the Lender or Beneficiary shall: (A) cure the breach in accordance with, and within the time specified by, Article 14.11 of this Lease; and (B) agree in writing to promptly perform all other covenants and conditions of the Lease when due; and (C) enter into a new lease with Landlord in accordance with this Article 14.13. The term of the new lease will be for the remainder of the Term of this Lease, and the new lease will contain the same or similar terms and conditions as this Lease. Landlord will not consider the Lender’s or the Beneficiary’s acceptance of Landlord’s offer to enter into a new lease unless the acceptance (1) is in writing, (2) is received by Landlord within thirty (30) days after the date of Landlord’s offer, and (3) is accompanied by payment to Landlord of all Net Rent, Additional Payments, and other amounts that would have been due under this Lease from the date of termination through the effective date of the new lease. The Landlord or the Beneficiary shall pay to Landlord all attorneys’ fees and other reasonable out-of-pocket costs incurred in connection with preparing and executing the new lease. If Landlord does not enter into a new lease with the Lender or the Beneficiary, then the Lender or Beneficiary shall immediately remove all trade fixtures and other personal property from the Premises and repair, to Landlord’s reasonable satisfaction, any damage caused to the Premises by the removal. The Lender or Beneficiary shall not remove or tamper with any Tenant Improvement or Improvement on the Premises.

14.14         Conditional Assignment of Rents to Lender and Landlord. Tenant may conditionally assign to Lender for the Tenant Improvements all subleases with subtenants, subject to Tenant’s duty to pay Net Rent to Landlord and to perform all of Tenant’s other duties and obligations under this Lease. If Tenant defaults on any material Lease duty or obligation to Landlord, and if the Lender fails to cure the default as and within the time provided in Article 14.8(H) and fails to commence a foreclosure proceeding, then Landlord shall notify the Lender and the subtenants that the conditional assignment is revoked, and subtenants shall attorn to Landlord. Under these circumstances, and upon notice to the Lender of its failure to cure and failure to commence foreclosure, Tenant assigns to Landlord, as security for its performance under this Lease, the right to collect all rent and other amounts any subtenant owes to Tenant and apply the amounts collected to any Net Rent, Additional Payment, and other amounts due under this Lease. This assignment of rents does not impose any duty or obligation on Landlord to perform any of Tenant’s obligations as sub-landlord under any sublease. The collection of rents by Landlord is not, and may not be construed as, a waiver of any provision of this Lease or as Landlord’s acceptance of any subtenant as a new tenant.

14.15         Estoppel Certificate. Tenant may request from Landlord and Landlord may request from Tenant an estoppel certificate stating:

A.         That this Lease is in full force and effect.

B.         The amount and current status of the Net Rent, Additional Payments, and other amounts due under this Lease.

C.         Whether this Lease has been modified or amended and, if so, describing with specificity the modifications or amendments.

D.         That to the Party’s current knowledge, there is a default or breach of this Lease or any matter exists that, with the passage of time, will result in a default or breach, and describing with specificity the nature of the default or breach.

14.16         Memorandum of Lease. If, as a condition to lending money, the Lender requires a memorandum of lease to be recorded, then Tenant shall use the short form Memorandum of Lease marked Exhibit H attached. The Memorandum of Lease may only be recorded in the Office of the Maricopa County Recorder. This Lease shall not be recorded as a stand-alone document or as an exhibit to a Memorandum of Lease.

14.17        Third-Party Beneficiaries. Tenant’s present and future Lenders and any present and future leasehold deed-of-trust Beneficiaries are intended third-party beneficiaries to Article 14 of this Lease. As third-party beneficiaries, they are entitled to the applicable rights under, and may enforce the provisions of, Article 14 as if it they were parties to Article 14.

ARTICLE 15 –SIGNAGE

Tenant shall not install, post, or erect any sign, poster, banner, flag, or other signage on or about the Premises without Landlord’s prior written approval. A request for signage shall be submitted to Landlord in writing. Tenant shall immediately remove all unapproved signage upon demand by Landlord. If the signage is not removed upon demand, then Landlord may enter the Premises and remove the signage at Tenant’s expense.

ARTICLE 16 – BREACH AND REMEDIES FOR BREACH

16.1          Events of Breach. The occurrence of any of the following events constitutes a material breach of this Lease by Tenant:

A.         Tenant fails to pay Net Rent, Additional Payments, or any other amount when due, and the failure continues for ten (10) days after notice from Landlord.

B.         Except for the events of default listed below, Tenant fails to perform any non-monetary obligation under this Lease, and the failure continues for thirty (30) days after notice from Landlord, unless the default cannot objectively be cured within thirty (30) days, and Tenant diligently and in good faith proceeds to cure the default, in which case Tenant is entitled to a reasonable time to cure under the circumstances.

C.         Tenant fails to procure and maintain the insurance coverages required under this Lease, and the failure continues for five (5) days after notice from Landlord.

D.         Tenant vacates or ceases to use and occupy the Premises for thirty (30) consecutive days or for a total of sixty (60) days in any Lease Year.

E.         Tenant abandons or surrenders possession of the Premises. Tenant’s failure to use or occupy the Premises for thirty (30) consecutive days is deemed an abandonment of the Premises.

F.         Tenant’s use or occupancy of the Premises creates a condition that Landlord determines is a danger to the health, safety, or welfare of the Airport or the public, and Tenant fails to correct the condition to Landlord’s satisfaction within two (2) days after notice from Landlord.

G.         Tenant or its trustees, owners, officers, directors, managers, agents, employees, contractors, guests, invitees, or subtenants cause any lien or encumbrance to be filed or recorded against the Premises or other Airport property that is not completely discharged and released within thirty (30) days after the date Landlord demands release of the lien or encumbrance.

H.         Tenant files a voluntary petition in bankruptcy; is adjudicated bankrupt or insolvent; takes the benefit of any law applicable to bankrupt or insolvent debtors; files a petition or action seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any Applicable Law; seeks or acquiesces to the appointment of a trustee, receiver, or liquidator of all or a substantial part of Tenant’s assets; or makes any general assignment for the benefit of creditors.

I.         A petition or action is filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law and the petition or action is not dismissed or stayed ninety (90) days.

J.         A trustee, receiver, or liquidator of Tenant is appointed, and the appointment is not vacated or stayed within ninety (90) days.

16.2.         Remedies of Landlord. Upon the occurrence of any material breach by Tenant, including those described in Article 16.1 of this Lease, Landlord may elect to do any or all of the following:

A.         File a civil action or actions to, among other things, enforce this Lease; recover all Net Rent, Additional Payments, and other amounts due; recover all actual out-of-pocket attorney fees, court costs, and other expenses incurred; and recover possession of the Premises and all Tenant Improvements, Trade Fixtures, and other personal property located thereon without terminating this Lease.

B.         Use self-help to recover possession of the Premises and all Tenant Improvements, Trade Fixtures, and other personal property located thereon, without terminating this Lease.

C.         At any time before or after taking possession, Landlord may terminate this Lease and recover from Tenant all Net Rent, Additional Payments, and other amounts due through the date of termination and all attorney fees, court costs, and other expenses incurred in recovering possession of the Premises.

D.         If Landlord determines that Tenant’s default or breach involves a condition that endangers the health, safety, or welfare of the Airport or the public, then Landlord may, without prior notice, use self-help to enter and retake possession of the Premises and all Tenant Improvements, Trade Fixtures, and other personal property located thereon without terminating this Lease.

E.         Exercise any and all other remedies allowed at law or in equity. The foregoing list of remedies is nonexclusive.

16.3          Lender or Beneficiary Cure. The Lender or the Beneficiary may cure a default by Tenant in accordance with Article 14.11. Curing a default does not make the Lender or the Beneficiary the tenant under this Lease.

16.4        Tenant Liability Continues. Tenant’s liability and obligation to perform under this Lease will survive the expiration or termination of this Lease. Upon expiration or termination of the Lease, whether or not the Premises or any part thereof has been relet, Tenant shall pay to Landlord the Net Rent, Additional Payments, and any other amounts due under this Lease through the date the Lease expired or was terminated. Tenant shall also pay all reasonable costs incurred by Landlord in connection with or related to releasing the Premises, including repossession costs, broker and real estate commissions, legal expenses, attorneys’ fees, court costs, alteration costs, and expenses to prepare the Premises for releasing.

ARTICLE 17 – NO WAIVER

A Party’s failure to insist on the other Party’s strict performance of any provision of this Lease or to exercise any right or remedy upon the other Party’s default or breach of this Lease is not and shall not be construed to be a waiver of the default, breach, or of the enforceability of the provision. Landlord’s acceptance of full or partial Net Rent, Additional Payments, or any other amount while Tenant is in default or breach of this Lease is not and shall not be construed to be a waiver of the default or breach. Landlord’s rights and remedies under this Lease and Applicable Law can only be waived, altered, or modified by a written instrument signed by Landlord for that purpose. Landlord’s waiver of a default or breach of any provision of this Lease is not constitute and shall not be construed to be a waiver of Tenant’s subsequent default or breach of that provision or of Tenant’s default or breach of any other provision. Tenant’s rights and remedies under this Lease and Applicable Law can only be waived, altered, or modified by a written instrument signed by Tenant for that purpose. Tenant’s waiver of a default or breach of any provision of this Lease is not constitute and shall not be construed to be a waiver of Landlord’s subsequent default or breach of that provision or of Landlord’s default or breach of any other provision.

ARTICLE 18 – TENANT IMPROVEMENTS

18.1         Tenant Improvements. Tenant shall construct and install the Phase 1 Tenant Improvements (estimated to cost $15,300,000) and, if Tenant exercises the Lease Option, the Phase 2 Tenant Improvements (estimated to cost $14,600,000) on the Premises according to the Site Maps marked Exhibits A-1 and A-2 attached, the Tenant Improvement Process, the Tenant Improvement Handbook, and the 2016 DVT Design Guidelines, each of which is incorporated herein by this reference, as may be amended from time to time. Tenant shall not construct or install any Tenant Improvement without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. All subsequent modifications to the Tenant Improvements are subject to the Tenant Improvement Process, the Tenant Improvement Handbook, the DVT Design Guidelines, and all Applicable Laws.

18.2         Building Laws. Tenant shall comply with all building restrictions and regulations, zoning laws, ordinances, resolutions, and regulations of the City of Phoenix and of all boards, bureaus, commissions, and bodies of any municipal, county, state, or federal authority now or hereafter having jurisdiction over Tenant or the Premises. Tenant acknowledges that certain rules and regulations of the FAA and the U.S. Environmental Protection Agency apply to Tenant and the Premises.

18.3         Construction. If applicable, construction of the Tenant Improvements, or any subsequent Tenant Improvement, may not commence until an FAA Part 77 Form 7460-I has been approved by the FAA.

18.4         Approved Tenant Improvements. If Landlord approves a Tenant Improvement, then Tenant shall comply with the Tenant Improvement Process, the Tenant Improvement Handbook, the DVT 2016 Design Guidelines, and each the following:

A.         Tenant agrees that the submission of its plans, drawings, or other documents (Construction Documents) to Landlord for consideration and approval is not subject to the requirements of Senate Bill 1598, which was passed by the Arizona legislature during its First Regular Session of 2011, as amended.

B.         Before submitting any Construction Document to Landlord, Tenant shall contact Landlord at:

City of Phoenix Aviation Department

Corporate Office Building

Business and Properties Division

2458 East Buckeye Road

Phoenix, Arizona 85034

Attn: Real Estate

C.         Tenant shall furnish conceptual information, including a written description of the Tenant Improvement, conceptual drawings, if any, site plans, and any other information requested by Landlord. After Landlord determines that the proposed Tenant Improvement is acceptable and meets all Lease requirements, Landlord shall provide Tenant with a Tenant Improvement conceptual approval letter to sign and return, a Tenant Improvement submittal sheet to fill out and return, and a copy of the Tenant Improvement Handbook. The conceptual approval letter will enclose an insurance agreement that must be signed by Tenant’s general contractor. Review by Landlord does not constitute approval to commence construction or installation of the proposed Tenant Improvement.

D.          Tenant shall submit the Construction Documents to the Aviation Tenant Improvement Coordinator at:

City of Phoenix Aviation Department

Design and Construction Services Division

500 South 24th Street

Phoenix, Arizona 85034-4405

Attn: Tenant Improvement Coordinator

E.          Landlord shall review the Construction Documents, including architectural and aesthetic matters. Landlord may reject any Construction Document and may require Tenant to resubmit the Construction Documents or the deficient parts thereof if any Construction Document does not comply with the Tenant Improvement Process, the Tenant Improvement Handbook, the DVT 2016 Design Guidelines until the deficient Construction Document meets Landlord’s approval. Only after Landlord gives written approval may Tenant proceed to obtain required regulatory approvals, such as building permits. Landlord’s approval does not constitute a representation or warranty of any kind that the Construction Documents comply with Applicable Law, which Tenant must comply with at all times.

F.         Construction Documents shall comply with all Aviation Department Rules and Regulations and applicable City of Phoenix ordinances and building codes. Construction Documents must be prepared, stamped, and sealed by an architect or engineer registered and licensed to practice in the state of Arizona. All construction work shall be performed by contractors who are licensed and bonded by the state of Arizona.

G.         Tenant shall make no material change to the Construction Documents after they have been approved by Landlord. Tenant’s request for Landlord’s approval of a change to previously approved Construction Documents shall be made in accordance with the Tenant Improvement Process.

H.        Within thirty (30) days after Landlord determines that construction or installation of the Tenant Improvements is deemed complete, Tenant shall furnish the Aviation Tenant Improvement Coordinator with detailed drawings of the work completed. One (1) complete set of the drawings shall be on computer disc in AUTOCAD and one (1) complete set shall be on computer disc using the GIS specifications.

I.         Tenant shall construct and install the Tenant Improvements in a professional, workmanlike manner that does not cause any damage to the Premises, Airport, or any other property. If any damage occurs, then Tenant shall repair the damage at its expense and to Landlord’s satisfaction.

J.         Tenant shall provide the following bonds to Landlord before construction or installation of any Tenant Improvement begins:

1.         Tenant shall cause its contractors to provide a payment bond in an amount equal to the construction costs of the Tenant Improvements (Payment Bond) to ensure that materials and labor are paid for. Upon completion of the work, Tenant shall record a release of the Payment Bond and provide Landlord with a copy.

2.         Tenant shall cause its contractors to provide a performance bond in an amount equal to the total cost of the Tenant Improvements (Performance Bond) to ensure that the work is completed according to the Construction Documents approved by Landlord. Upon completion of the work, Tenant shall record a release of the Performance Bond and provide Landlord with a copy.

3.         Tenant shall provide copies of the Payment Bond and Performance Bond to Landlord prior to the start of any work. Each Bond shall name Tenant and Landlord as "obligees" and shall comply with the requirements of Title 34, Arizona Revised Statutes.

4.         The surety company providing the Payment Bond and Performance Bond shall have an A.M. Best Rating of B+ VI or better for the past four (4) calendar quarters.

5.         All contracts for the construction or installation of the Tenant Improvements shall include provisions of insurance and suretyship satisfactory to Landlord for the protection of Landlord; Tenant’s laborers, suppliers, and subcontractors; and the public.

K.         If applicable, Tenant shall obtain prior FAA approval under 14 C.F.R. Part 77, Objects Affecting Navigable Air Space. Tenant shall also coordinate with Landlord regarding FAA approval under the National Environmental Policy Act of 1969, as amended, 42 U.S.C. §§ 4321, et seq.

L.         Tenant shall provide Landlord with copies of all licenses, permits, approvals, and all other actions of any federal, state, local, and other governmental authority that authorizes the construction, installation, maintenance, and operation of the Tenant Improvements. Tenant shall also obtain approval of the final Construction Documents by all federal, state, local, and other governmental authorities having jurisdiction in the matter. Tenant shall provide conformed copies of the executed approvals to Landlord along with a certificate of construction costs

M.         If Landlord determines that a modification of a Tenant Improvement is necessary for the safety of air navigation at the Airport or the public, then Tenant shall modify the Tenant Improvement to Landlord’s satisfaction. If the FAA requires the modification or relocation of any air navigation facility as the result of Tenant’s activities on the Premises, then Tenant shall pay the cost to modify or relocate the air navigation facility.

N.         Tenant shall construct and install any Tenant Improvement that is necessary to use and occupy the Premises.

18.5         Title to Tenant Improvements. Upon expiration or termination of this Lease, all of Tenant’s rights, title, and interest in and to the Tenant Improvements shall be automatically transferred and conveyed to Landlord at no cost, unless Landlord refuses to accept title to any or all of the Tenant Improvements. Tenant shall not remove, damage, or tamper with any Tenant Improvement, unless Landlord reasonably instructs Tenant to remove a damaged, dilapidated, or non-habitable Tenant Improvement at Tenant’s expense. Tenant shall execute and deliver to Landlord a bill of sale or any other instrument necessary to evidence the transfer of the Tenant Improvements’ title to Landlord. Title shall be transferred to Landlord free and clear of all claims, liens, encumbrances, and security interests and at no cost to Landlord.

18.6         Trade Fixtures. If a dispute arises as to what is or is not a Trade Fixture or other personal property, then Landlord’s reasonable resolution of the dispute shall be final and nonappealable. Trade Fixtures and personal property used on the Premises by Tenant shall be high quality, safe, and fire-resistant.

18.7         Removing Trade Fixtures. Before expiration or termination of this Lease, Tenant shall remove its Trade Fixtures and other personal property from the Premises in a manner and at times that do not interrupt or interfere with the Airport operations. If any Trade Fixture cannot be removed without causing material damage to the Premises, then it shall not be removed. Tenant shall repair all damage to the Premises and the Airport caused by removing any Trade Fixture or other personal property. Tenant shall restore the Premises to the state of good repair that existed before Tenant brought the Trade Fixtures or other personal property onto the Premises, normal wear and tear excepted. If Tenant fails to repair the damage to Landlord’s satisfaction, then Landlord may make the repairs, and Tenant shall reimburse Landlord for all repair costs incurred, including overhead, on demand. If the work is performed by Landlord's contractor, then Tenant shall reimburse Landlord for all repair costs and Landlord’s administrative costs incurred upon demand. Tenant shall not remove or tamper with any Trade Fixture or other personal property at any time Tenant is in default or breach of this Lease. Tenant hereby conveys to Landlord a possessory lien on all Trade Fixtures and other personal property owned by Tenant or Subtenant on the Premises as security for Tenant paying to Landlord all amounts due under this Lease.

18.8         Failure to Remove Trade Fixtures. All Trade Fixtures and other personal property not removed by Tenant within five (5) days after expiration or termination of this Lease shall be deemed abandoned by Tenant, and title thereto shall automatically be transferred to Landlord at no cost, unless Landlord refuses to accept title to any or all the Trade fixtures. If Landlord refuses to accept title, then Landlord may remove the abandoned Trade Fixture or other personal property and Tenant shall reimburse Landlord for all costs incurred to remove, transport, and store the Trade Fixture or other personal property upon demand. Tenant shall execute and deliver to Landlord a bill of sale and all other instruments necessary to evidence transfer of title to a Trade Fixture or other personal property to Landlord. Title shall be transferred to Landlord free and clear of all claims, liens, encumbrances, and security interests and at no cost to Landlord.

ARTICLE 19 – DAMAGE OR DESTRUCTION TO PREMISES

19.1         Damage or Destruction. If Tenant reasonably determines that the Premises are damaged or destroyed to the extent of less than fifty percent (50%), then Tenant shall continue to perform under this Lease, and Tenant, at its expense—subject to receipt of property insurance proceeds and to the sufficiency of the proceeds for the purpose—shall cause the Premises to be reconstructed, repaired, or replaced with due diligence and as nearly as possible to the Premises’ value, condition, and character immediately prior to the damage or destruction, but commercially reasonable alterations and changes may be approved by Landlord at no cost to Landlord. Tenant shall comply with the Tenant Improvement Process and the Tenant Improvement Handbook in making the repairs. The repair, alteration, restoration, replacement, and rebuilding, including temporary repairs for the protection of the Premises and other property pending completion of the repairs, are referred to in this Article as the “Work”. Tenant shall immediately secure the Premises and undertake all Work necessary to protect the public, the Tenant Improvements, and the Premises from further damage.

19.2         Payment of Property Insurance Proceeds. All property insurance proceeds related to the damage or destruction shall be paid to Tenant or the Lender and held in an account. The property insurance proceeds shall be applied by Tenant to pay for the cost of the Work to the extent the insurance proceeds are sufficient to do so. Subject to any reasonable Lender requirements, property insurance proceeds shall be paid out to or for the account of Tenant from time to time as the Work progresses, provided that Tenant has delivered the following to Landlord with respect to the disbursement in question at least fifteen (15) days before the reimbursement:

A.         A certificate, dated not more than fifteen (15) days prior to the request, signed by Tenant and by an architect in charge of the Work setting forth that:

1.         The sum to be disbursed has been paid by Tenant or is due to contractors, subcontractors, materialmen, architects, or other persons who have rendered services or furnished materials in connection with the Work. The certificate shall contain a brief description of the services and materials and the amounts paid or due. The certificate shall state that no part of the amount to be disbursed is part of any previous or pending request or has been paid out of any insurance proceeds received by Tenant, and that the amount requested does not exceed the value of the services and materials described in the certificate. If any amount is sought by way of reimbursement, then the request must be accompanied by a lien waiver. If amounts are sought for payment of a lien, then the waiver must be submitted to Landlord within seven days after payment of the lien.

2.         Except for the amount stated in the certificate to be due, there is no outstanding indebtedness known to the persons signing the certificate after due inquiry that might become the basis of a vendor, mechanic, or materialman’s or similar lien upon the Work, the Premises, or Tenant’s leasehold interest.

B.         Upon compliance with the foregoing provision, Tenant, out of the property insurance proceeds, shall reimburse Tenant, or pay the persons named in the certificate, the respective amounts stated therein to have been paid by Tenant or to be due to the persons named in the certificate, as the case may be.

C.         Upon receipt by Landlord of a statutory lien waiver from every contractor and subcontractor working on the project and such other evidence reasonably satisfactory to Landlord of the character required by this Article that the Work is complete and paid for in full and that there are no mechanic’s or materialmen’s liens, and if Tenant is not then in default, then Tenant may retain as its property any remaining balance of the property insurance proceeds.

D.        If the property insurance proceeds received by Tenant are not sufficient to pay the entire cost of the Work, then Tenant shall pay the amount of any deficiency. Landlord is not obligated to make any payment, reimbursement, or contribution toward the cost of the Work.

19.3         Failure to Commence Repairs. If the Work has not commenced within a reasonable time after the date of the damage or destruction, or if the Work, after it has commenced, does not proceed expeditiously, then this failure to commence or prosecute the Work will constitute a material breach under Article 16 of this Lease, and Landlord may terminate the Lease. If the Lease is terminated, then the property insurance proceeds received by or due to Tenant must be paid to Landlord, and all property insurance proceeds receivable for damage to or destruction of the Premises or Tenant Improvements will belong to and be retained by Landlord without claim thereto by Tenant.

19.4         Lease Obligations Continue. Subject to Article 19.5, damage to or destruction of the Premises shall not affect Tenant’s obligation to pay Net Rent, Additional Payments, and other amounts required to be paid under this Lease and shall not release Tenant from its obligation to perform under this Lease. However, Tenant shall receive a temporary abatement, allowance, reduction, or suspension of Net Rent, Additional Payments, and other amounts due and that become due under this Lease because the Premises, or any part thereof, is untenantable due to partial or total destruction. The temporary abatement shall be proportionate to the scope of the damages to the Premises.

19.5         Distribution of Property Insurance Proceeds Upon Lease Termination. If Tenant reasonably determines that the Tenant Improvements are damaged or destroyed to the extent of fifty percent (50%) or more, then Landlord and Tenant shall agree whether or not the Tenant Improvements will be reconstructed, repaired, or replaced. If, within thirty (30) days of the damage or destruction, Landlord and Tenant have not agreed that the Tenant Improvements will be reconstructed, repaired, or replaced, then this Lease shall terminate, and the property insurance proceeds shall be divided as follows:

A.         Landlord’s Improvements, if any: All proceeds for Landlord Improvements, if any, shall be paid to Landlord.

B.         Tenant’s Improvements: Proceeds shall be divided as follows:

1.         Tenant shall receive the percentage equal to the number of months remaining in the Term after the date of the damage or destruction, as the numerator, over the number of months in the Term, as the denominator.

2.         Landlord shall receive the percentage equal to the number of months from beginning of Term to the date of the damage or destruction, as the numerator, over the number of months in the Term, as the denominator.

C.         Tenant's Trade Fixtures and Personal Property: To the extent insured by the insurance policy from which proceeds will be paid, all proceeds shall be paid to Tenant.

ARTICLE 20 – CONDEMNATION

20.1         Total. If title to the Premises are taken in a condemnation proceeding by any right of eminent domain, or by agreement in lieu of such proceedings, then this Lease shall terminate on the date possession is transferred to the condemning authority, and the Net Rent, Additional Payments, and other amounts owed by Tenant shall be apportioned and paid to the date of the taking.

20.2         Substantial. If title to a substantial portion of the Premises is taken in a condemnation proceeding, by any right of eminent domain, or by agreement in lieu of such proceeding, and if Landlord and Tenant reasonably determine that the remaining portion of the Premises cannot be used or converted for use in an economically feasible manner by Tenant for the uses authorized by this Lease, then this Lease shall terminate on the date possession is transferred to the condemning authority, and the Net Rent, Additional Payments, and other amounts owed by Tenant shall be apportioned and paid to the date of the taking.

20.3         Proceeds. If there is a taking as described above, then this Lease shall terminate. In the condemnation proceedings, the Parties shall insist and formally stipulate that the condemnation award (Award) must adjudicate, determine, and distribute the amount to be paid to each Party for its respective interest in the Premises condemned (including severance damages and repair and restoration costs) and for attorneys’ fees, experts’ fees, and court costs. The interest of the Lender or the Beneficiary under the leasehold deed of trust must be adjudicated and determined as part of Tenant’s interest in the Premises.

20.4         Partial Taking—Lease Continues. If the condemning authority takes less than the whole or substantially all of the Premises, and if the taking is not otherwise covered in Article 20.3 of this Lease, then the remaining Term of the Lease will not be affected, and:

A.         In the condemnation proceedings, the Parties shall insist and formally stipulate that the Award must adjudicate, determine, and distribute the amount to be paid to each Party for its respective interest in the Premises condemned (including severance damages and repair and restoration costs) and for attorneys’ fees, experts’ fees, and court costs. The interest of the Lender or the Beneficiary under the leasehold deed of trust must be adjudicated and determined as part of Tenant’s interest in the Premises.

B.         Tenant shall promptly complete all repairs and restoration of the Premises, protect the Premises and all other property pending completion of the repairs and restoration (collectively Work), and pay all costs of the Work.

C.         The aggregate Net Rent payable by Tenant after the partial taking for the remaining term of this Lease shall be apportioned and reduced, from the date of the partial taking, by the percentage equivalent to a fraction in which the area of the Premises remaining is the numerator, and the original area of the Premises is the denominator multiplied by the Net Rent immediately before the taking and the Net Rent in effect during the remaining Term of this Lease.

D.         If Tenant reasonably determines that the remaining part of the Premises can feasibly be used or converted for use by Tenant as permitted by this Lease, then Tenant, at its own expense—and whether or not the Award is sufficient for this purpose—shall proceed with reasonable diligence to repair the Premises, including any necessary demolition and reconstruction, and restore the remaining part of the Premises to a complete, self-contained building or buildings in good condition and repair, and usable in accordance with the terms of this Lease.

E.          Except as expressly set forth in this Lease, Tenant is not entitled to any abatement, allowance, reduction, or suspension of Net Rent, Additional Payments, or other amounts required to be paid by Tenant or a release from obligations imposed upon Tenant under this Lease as a result of a condemnation or other taking of a portion of the Premises.

20.5         Intentionally Omitted.

20.6         Rights of Participation. Landlord and Tenant, at their own expense, may appear in any condemnation proceeding and participate in hearings, trials, and appeals.

20.7         Notice of Proceeding. If Landlord or Tenant receives notice of any proposed or pending condemnation proceedings affecting the Premises, then the Party receiving the notice shall promptly notify the other Party of the receipt and contents of the notice.

ARTICLE 21 – MAINTENANCE AND CUSTODIAL

21.1         Maintenance. Tenant shall keep and maintain the Premises, Tenant Improvements, Development Taxi Lane, Trade Fixtures, and other personal property on the Premises in good, serviceable, and working order, condition, repair, and appearance. Tenant shall regularly inspect, repair, and refurbish the Tenant Improvements, Development Taxi Lane, Trade Fixtures, and other personal property as their condition requires. If Tenant fails to maintain the Tenant Improvements, Development Taxi Lane, and other property in accordance with this Lease’s terms and conditions, and the failure continues for more than thirty (30) days after notice, then Landlord may, among other things, self-perform or hire a contractor to perform the maintenance work and charge Tenant all out-of-pocket costs incurred, which Tenant shall promptly pay upon written demand.

21.2         Stormwater. Tenant shall not cause or allow any water or stormwater containing a Regulated Substance to enter the stormwater drainage system. Tenant shall test all water and stormwater according to Applicable Law. In accordance with Landlord’s Stormwater Pollution Prevention Plan, Tenant shall not cause any track-out mud or soil onto public roads. Tenant shall maintain all storm drains and stormwater treatment devices on the Premises as required by Applicable Law.

21.3         Fluids. Tenant shall not locate or drain any fluid that contains a Regulated Substance on or around the Premises. Tenant shall use drip pans and absorbent pads to contain incidental drips, leaks, and releases. Tenant shall inspect and clean the drip pans on a regular basis. Tenant shall transport all fluids off the Airport according to Applicable Law.

21.4         Janitorial Services. Tenant shall provide custodial, janitorial, trash, cleaning services, and landscape maintenance services (Janitorial Services) to the Premises. Whether Tenant elects to furnish the Janitorial Services itself or use a janitorial or landscaping service, all Janitorial Services shall be commensurate with the high level of Janitorial Services provided by Landlord in similar circumstances. If Tenant fails to maintain a high level of Janitorial Services within thirty (30) days after notice from Landlord, then Landlord may self-perform or hire a contractor to perform the Janitorial Services, and Tenant shall reimburse Landlord for all out-of-pocket costs incurred upon written demand.

21.5         Entry. At any time between the hours of 7:00 a.m. and 7:00 p.m. MST (Phoenix time), and after giving Tenant at least twenty-four (24) hours’ prior notice (except prior notice is not required for Landlord to enter the Development Taxi Way), Landlord may enter the Premises and Development Taxi Way, and all parts thereof, to inspect and maintain the Premises and Development Taxi Way and to (A) repair and maintain the landscaping in accordance with this Lease, (B) repair and maintain any Improvement, Tenant Improvement, Development Taxiway, and utility under the Lease, and (C) perform any other Landlord obligation under the Lease.

ARTICLE 22 – NO IMPAIRMENT OF LANDLORD’S TITLE

22.1         No Liens. Tenant shall not cause or allow any person or entity to cause any lien, cloud, charge, or encumbrance (Encumbrance) to be filed, recorded, or imposed on the Premises, the Phase 2 Parcel, or the Airport, or any part thereof, or on any Net Rent, Additional Payments, or other amount due to Landlord; provided, however, that a memorandum of lease, as provided in Article 14.3, may be recorded against the Premises. If an Encumbrance is filed, recorded, or imposed, then Tenant shall cause the Encumbrance to be discharged and released within thirty (30) days after the date of notice that it was filed, recorded, or imposed. Tenant shall not create or allow any person or entity to cause anything to occur that impairs Landlord’s right, title, and interest in and to the Premises, the Phase 2 Parcel, or the Airport or any part thereof. Tenant shall indemnify, defend, and hold harmless Landlord from all Encumbrances and other claims, losses, demands, costs, expenses, attorney fees, and liability in connection with or related to any Encumbrance or other claim.

22.2         No Subordination. Landlord's right, title, and interest in and to the Premises, the Phase 2 Parcel, and this Lease are not subject or subordinate to any Encumbrance affecting Tenant’s interest in the Premises or this Lease.

22.3         Discharge. Tenant shall immediately notify Landlord in writing of any Encumbrance. The notice shall describe in detail the nature of the Encumbrance and what action Tenant has taken and will take to have the Encumbrance discharged or released. Tenant shall give Landlord notice of the status of the Encumbrance on a weekly basis until it is discharged or released. If Tenant fails to cause the Encumbrance to be discharged or released within thirty (30) days after the date it was filed, recorded, or imposed, then Landlord may cause the Encumbrance to be discharged or released by paying the amount claimed to be due or by procuring a deposit or bond. Tenant shall, upon demand, promptly reimburse Landlord for all out-of-pocket costs incurred.

22.4         Survival. Tenant’s obligations under this Article shall survive the expiration or termination of this Lease.

ARTICLE 23 – NOTICE

23.1         Notices. All notices, consents, approvals, and other communications (collectively, notices) between Landlord and Tenant that are required under this Lease must be given in writing by (A) personal delivery, (B) prepaid delivery to any commercial air courier or express delivery service, or (C) registered or certified mail, postage prepaid and return receipt requested, through the United States Postal Service.

23.2           Notices to Landlord shall be sent to:

City of Phoenix Aviation Department

Corporate Office Building

Deputy Aviation Director, Business and Properties Division

2485 East Buckeye Road

Phoenix, Arizona 85034

Attention: Deputy Aviation Director

Email: aviation.business@phoenix.gov

23.3         Notices to Tenant shall be sent to:

DVT Hangars LLC

Attn: Tim Herr, Regional Director

767 5th Avenue, 21st Floor

New York, New York 10153

Email: therr@skyharbour.group

23.4         Receipt. Notice given in compliance with this Article is deemed received on the day it is delivered or first refused.

23.5         Intentionally Omitted.

23.6         Change of Address. If Landlord or Tenant changes the person or address for notice, then the Party making the change shall give notice of the change to the other Party in compliance with this Article. Unless there is a proper change of address, the Parties are not required to give notice to any person or address other than as set forth above. A Party may not raise failure of or of defect in notice as a defense if the Party failed to give the other Party proper notice that it had changed the person or address for notice.

23.7         Oral Notice. Notice given orally is invalid, and a notice may not be proved with parol evidence.

ARTICLE 24 – COMPLIANCE WITH LAWS

24.1         General. Tenant shall comply with all Applicable Laws that apply to this Lease and Tenant’s activities under this Lease, the use and occupancy of the Premises, and the use of the Airport. Upon request, Tenant shall provide Landlord with a copy of all permits, licenses, and other evidence of Tenant’s compliance with such laws.

24.2         Supplemental Terms and Conditions. Tenant agrees that the Airport is part of the national transportation system and, as such, is operated for the benefit of the public and is, from time to time, the recipient of federal funds for such purpose. As a recipient, Landlord is obligated to make certain assurances to the FAA or other federal agencies that Landlord complies with all requirements of federal law, which requirements also become the obligation of Landlord’s contracting parties. Therefore, Tenant shall comply with the applicable requirements set forth in the Supplemental Terms and Conditions to All Airport Agreements (Revised 2/1/19) marked Exhibit F attached.

24.3         Subordination to Agreements with the United States. This Lease is subject and subordinate to any agreement currently in force or subsequently entered into between Landlord and the FAA or any other federal agency related to the operation or maintenance of the Airport, whether or not the agreement is required as a condition to Landlord receiving federal rights or property for Airport purposes or required for Landlord to spend federal funds to improve or further develop the Airport in accordance with the Federal Aviation Act of 1958 (49 U.S.C. §§ 1301, et seq.). Landlord’s federal grant assurances and affirmative action requirements are listed in the Supplemental Terms and Conditions to All Airport Agreements marked Exhibit F attached.

24.4         Compliance with Environmental Laws. Tenant shall comply with all present and subsequently enacted environmental laws relating to the Premises and affecting Tenant’s use or occupancy of the Premises, including the requirements set forth in the Compliance with Environmental Laws (Revised May 21, 2020) marked Exhibit G attached.

24.5         Airport Security Program. Landlord may implement an Airport Security Program in a reasonable form acceptable to the FAA that limits access of persons, vehicles, and aircraft in and around the general aviation area and terminals at the Airport, which does not unreasonably restrict Tenant’s access. Landlord may modify the Program at any time it reasonably deems necessary or appropriate. Tenant shall comply with the Program and indemnify, defend, and hold harmless Landlord from any violations of the Program committed by Tenant, its subtenants, and their respective trustees, owners, officers, directors, managers, agents, employees, and contractors.

24.6         Notice of Violation Program. According to the Aviation Department’s Minimum Standards (Rules and Regulations 03-07) and Notice of Violation Program, this Lease is subject to suspension or revocation for violation of the Aviation Department’s Rules and Regulations, including the operation of any unauthorized commercial activity on the Premises or the failure to comply with any Applicable Law.

ARTICLE 25 – GENERAL PROVISIONS

25.1         Amendments. All approvals, consents, and amendments required by this Lease shall be in writing, signed by the Parties, and may not be established by oral testimony. This Lease cannot be modified or amended by any verbal agreement or communication with Landlord either before or after this Lease was entered into.

25.2         Attorney Fees and Costs. In any contested action related to or arising out of this Lease, the prevailing Party shall recover its attorney fees, court costs, and other expenses from the other Party. Where there are no competing claims, “prevailing Party” means the Party that substantially obtained the relief sought. Where there is any counterclaim, the prevailing Party is the net winner or the Party who prevailed in a totality of the litigation.

25.3         Business Certification. If Tenant is a trust, then Tenant certifies that it authorized to do business in the state of Arizona. If Tenant is a corporation, limited liability company, or other business entity regulated by the Arizona Corporation Commission (ACC), then Tenant certifies that it is authorized to do business in the state of Arizona, is in good standing with the ACC, and shall remain in good standing with the ACC throughout the Term of this Lease. If Tenant is a limited partnership or other business entity regulated by the Arizona Secretary of State (ASOS), then Tenant certifies that it is registered with the ASOS, is in good standing with the ASOS, and shall remain in good standing with the ASOS throughout the Term of this Lease. Tenant certifies that it is authorized to transact business in the state of Arizona and shall remain authorized throughout the Term of this Lease. Tenant certifies that the person signing this Lease on its behalf is authorized to bind Tenant to this Lease.

25.4         City Council Approval and Cancellation. This Lease is subject to prior approval by the Phoenix City Council, and may be cancelled by Landlord pursuant to A.R.S. § 38-511. [Lease has already been approved by City Council.]

25.5         Claims Against Landlord. Tenant agrees to comply with the procedures set forth in Chapter XVIII, § 14 of the Charter of the City of Phoenix (claims or demands against the City) and A.R.S. § 12-821 and § 12-821.01 (notice of claim statutes) for presenting claims or demands against Landlord. Nothing in this Lease constitutes a contractual term, an alternative dispute resolution procedure, or an administrative claims process or review process, as those terms are used in A.R.S. § 12-821.01(C), so as to affect the date on which a cause of action accrues under A.R.S. § 12-821.01(A) and (B).

25.6         Continuation During Disputes. The Parties shall continue to perform under this Lease during any period of any dispute between them, unless enjoined by a court order.

25.7         Damage to City Property. Tenant, its subtenants, and their respective trustees, owners, officers, directors, managers, agents, employees, and contractors shall not cause any damage to the Premises or any other City property, including the Phase 2 Parcel. Tenant is liable for all damage caused by the wrongful, negligent, or willful acts or omissions of Tenant, its subtenants, and their respective trustees, owners, officers, director, managers, members, agents, employees, and contractors. Tenant shall repair any such damage at is expense and to Landlord’s satisfaction.

25.8         Entire Agreement. This Lease constitutes the entire agreement between the Parties and supersedes all prior written and oral agreements, understandings, discussions, proposals, negotiations, communications, representations, and correspondence related to this Lease and the Premises. The Parties are not bound by any obligation not expressed in this Lease. Tenant certifies that it was not induced to enter into the Lease by any misrepresentation, undue influence, or coercion by Landlord or any of its offices, officials, agents, or employees.

25.9         Fair Interpretation. Tenant agrees that the rule that any ambiguous or vague language in a contract is construed against the drafter is waived and does not apply to this Lease. Tenant agrees that this Lease shall be interpreted fairly and not against Landlord simply because Landlord drafted this Lease.

25.10         Governing Law, Forum, and Venue. This Lease shall be interpreted and enforced according to the laws of the state of Arizona (without reference to choice-of-law principles). Any action or proceeding related to or arising out of this Lease shall be filed and maintained in a state or federal court located in Maricopa County, Arizona, and the Parties consent to the jurisdiction and venue of such courts. All Applicable Laws referred to or cited in this Lease include all amendments and supplements thereto.

25.11         Headings. Headings for all articles, sections, and paragraphs are for reference only and shall not be construed to limit the content or scope of any provision of this Lease.

25.12         Inspections and Landlord’s Consent. All approvals, reviews, and inspections by Landlord under this Lease are for Landlord’s benefit and not for the benefit of Tenant or any other person. Except as expressly provided in this Lease, where Landlord’s approval or consent is required, Landlord may withhold its approval or consent in its sole discretion and its decision is final, non-appealable, and without liability to Tenant.

25.13         Landlord’s Liens. Tenant hereby conveys to Landlord a possessory lien on all of Tenant’s Trade Fixtures and other personal property owned by Tenant and stored on the Premises to secure the payment of all Net Rent, Additional Payments, and other amounts due and that become due under this Lease. Tenant agrees that Landlord also has a statutory landlord’s lien on all of Tenant’s and its subtenant’s non-exempt personal property on the Premises pursuant to A.R.S. § 33-361 and § 33-362. If Tenant fails to pay any Net Rent, Additional Payment, or other amount when due under this Lease, the Tenant agrees that Landlord may seize and hold Tenant’s nonexempt personal property on the Premises to secure the payment of all overdue amounts. If the delinquent Net Rent, Additional Payment, or other amount due is not paid within sixty (60) days after seizure, then Landlord may sell the property pursuant to A.R.S. § 33-1023. These lien rights are in addition to all other rights and remedies available to Landlord. If this Lease is assigned or the Premises are subleased, then Landlord shall have the same lien against the assignee or subtenant(s) as Landlord has against Tenant and may enforce the lien in the same manner.

25.14         Landlord’s Officials Not Liable. Landlord’s officers, officials, agents, and employees are not personally liable to Tenant for any default or breach of this Lease by Landlord, are not liable for any amount that may become due to Tenant and are not obligated to perform under any provision of this Lease.

25.15         Landlord Improvements. Tenant agrees that Landlord may make improvements to the Airport at any time during the Term of this Lease. Landlord will exercise best efforts to make the improvements in a manner that does not unreasonably interfere with Tenant’s use or occupancy of the Premises. If Landlord makes improvements that would temporarily prohibit Tenant from accessing and using the Premises for five days or more, then Net Rent will be reduced proportionately. If Landlord makes improvements that would reduce the Premises’ area for the duration of the Lease, then this action will be deemed a taking and addressed under Article 20. Except as expressly set forth in this Lease, Tenant hereby waives any and all claims against Landlord and its officers, officials, employees, and agents for damages of any kind, including direct, indirect, incidental, consequential, punitive, and special damages, and for all damages that result from lost business, lost profits, loss of use, loss of or damage to data, or damages for pure economic loss, however caused, whether foreseeable or not, and even if Landlord is advised of the possibility of such damages and losses.

25.16         National Emergency. This Lease is subject to the right of the United States to control, operate, and regulate the Airport and to use Airport property during the time of war or national emergency.

25.17         No Conflicts. Tenant represents to Landlord that the execution, delivery, and consummation of this Lease by Tenant is not prohibited by and does not conflict with any other agreement or instrument to which Tenant is a party or is otherwise subject. Landlord represents to Tenant that the execution, delivery, and consummation of this Lease by Landlord is not prohibited by and does not conflict with any other agreement or instrument to which Landlord is a party or is otherwise subject. As of the Effective Date, Tenant further represents that it has not received any notice asserting that Tenant is not in compliance with any Applicable Law or other federal, state, or local agency having jurisdiction over this Lease or Tenant’s use or occupancy of the Premises. Tenant further represents that, as of the Effective Date, it is not in default under any judgment, order, injunction, or decree of any court, administrative agency, or other governmental authority with respect to the Premises or the activities contemplated by this Lease.

25.18         No Exclusive Rights. Except as expressly provided in this Lease, Tenant has no right or privilege to exclusively conduct any activity on the Premises or at the Airport.

25.19         No Liability to Third Parties. Landlord has no liability to any third party for any approval of Tenant’s Construction Documents; construction or installation of any Tenant Improvement; Tenant’s negligence or failure to comply with the provisions of this Lease, including any absence or inadequacy of insurance required to be carried by Tenant; or otherwise as a result of the existence of this Lease.

25.20         No Third-Party Beneficiaries. Except as provided in Article 14.17 or as otherwise expressly provided in this Lease, this Lease does not create and may not be construed as creating any right in any person not a Party to the Lease.

25.21         Nuisances. Any potential nuisance or hazardous condition on or emanating from the Premises must be immediately corrected by Tenant upon learning of the condition or upon receipt of oral or written notice from Landlord, whichever occurs first. If Landlord reasonably determines that a potential nuisance or hazardous condition exists and Tenant fails to cause the nuisance or hazardous condition to cease within five (5) days after notice, then Landlord may require Tenant to prevent the public from entering the Premises until the nuisance or condition has been corrected. Nothing in this provision precludes Landlord from pursuing any other remedy available to it under this Lease and any Applicable Law.

25.22         Recitals and Exhibits Incorporated. The Recitals and Exhibits attached to this Lease are material parts of this Lease and are incorporated herein by this reference.

25.23         Relationship of the Parties. The relationship of the Parties is solely that of landlord and tenant. Nothing in this Lease creates or may be construed to create a principal-agent, employer-employee, partnership, joint venture, or similar relationship between the Parties. Tenant agrees that it is not an agent or employee of Landlord for the construction, alteration, or repair of any Tenant Improvement on the Premises. Tenant agrees that its employees and contractors are not employees of Landlord and that Landlord’s civil service, retirement, or personnel rules and benefits do not accrue or apply to Tenant’s employees or contractors. Tenant shall pay all salaries, wages, bonuses, retirement, withholdings, workers’ compensation, unemployment compensation, other benefits, taxes, and premiums appurtenant thereto concerning Tenant’s employees, and Tenant shall indemnify, defend, and hold harmless Landlord with respect thereto.

25.24         Right to Amend. If the FAA or any federal agency requires any amendment, modification, revision, supplement, or deletion of any provision of this Lease as a condition to granting funds to Landlord, then Tenant hereby consents to the amendment, modification, revision, supplement, or deletion to the extent necessary to satisfy the FAA’s or other federal agency’s requirements. At Landlord’s request, Tenant shall execute and deliver to Landlord all instruments and other documents necessary to evidence its consent.

25.25         Right to Develop Airport. Landlord may improve and further develop the Airport and all landing areas and taxiways as Landlord reasonably deems necessary or appropriate, regardless of the desire or views of Tenant and without any interference or hindrance from Tenant, provided that the development does not materially and adversely affect Tenant’s use of the Premises or Tenant’s rights under this Lease.

25.26         Savings Clause. If any provision of this Lease is ruled invalid or unenforceable by a court, then the provision shall be modified to the extent necessary to make it valid or enforceable, if practicable. If a provision is ruled invalid or unenforceable, then the remaining provisions of this Lease shall remain unchanged and in full force and effect, provided that elimination of the provision by the court does not materially prejudice either Party’s rights and obligations under this Lease, in which case this Lease will terminate.

25.27         Successors and Assigns. This Lease binds the Parties and their trustees, owners, officers, directors, managers, members, agents, employees, representatives, trustees, executors, personal representatives, successors, and assigns.

25.28         Time of Essence. Time is of the essence in Landlord’s and Tenant’s performance of all its obligations under this Lease.

25.29.         Travel Reduction Program. If applicable, Tenant and its subtenants shall comply with the requirements of A.R.S. §§ 49-581 to -593 and Maricopa County Trip Reduction Ordinance No. P-7 and develop and implement a travel reduction plan to encourage employees to use public transit, rideshare, walk, or ride a bike for the commute to and from the Premises. The program shall include a provision of preferential parking spaces for carpoolers and vanpoolers.

Therefore, the Parties cause this Lease to be executed.

LANDLORD
CITY OF PHOENIX, an Arizona municipal corporation
ED ZUERCHER, City Manager

By:	/s/ Chad R. Makovsky
Chad R Makovsky, C.M.
Director of Aviation Services

Date: May 4, 2021

ATTEST:

City Clerk

APPROVED AS TO FORM:

Acting City Attorney

TENANT
Sky Harbour Deer Valley Airport, LLC,
an Arizona limited liability company

By:	/s/ Tal Keinan
Tal Keinan
Member

Date: April 28, 2021